                                                                     EXHIBIT 4.1
                                      A-2


                                                                  EXECUTION COPY

================================================================================

                                   INDENTURE


                          Dated as of August 13, 1997


                                     among


                            VALUJET AIRLINES, INC.,


                               VALUJET, INC. and
                           each Subsidiary listed on
                          the signature pages hereof,
                                 as Guarantors


                                      and


                             THE BANK OF NEW YORK,
                        Trustee and Collateral Trustee



                             ____________________



                                  $80,000,000


                     10 1/2% Senior Secured Notes Due 2001

================================================================================

                               TABLE OF CONTENTS

                                                                                    PAGE
PARTIES.........................................................................      1
RECITALS OF THE COMPANY.........................................................      1


                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

  SECTION 101.  Definitions.....................................................      4
                    Act.........................................................      4
                    Affiliate...................................................      5
                    Agent.......................................................      5
                    Agent Members...............................................      5
                    Aircraft....................................................      5
                    Aircraft Acquisition Debt...................................      5
                    Airframes...................................................      6
                    AirTran.....................................................      6
                    Airways.....................................................      6
                    Airways Acquisition.........................................      6
                    Asset Disposition...........................................      6
                    Authenticating Agent........................................      6
                    Aviation Act................................................      6
                    Bank Credit Agreements......................................      7
                    Bank Debt Limit.............................................      7
                    Board of Directors..........................................      7
                    Board Resolution............................................      7
                    Business Day................................................      7
                    Capital Lease Obligation....................................      7
                    Capital Stock...............................................      8
                    Change of Control...........................................      8
                    Closing Date................................................      8
                    Collateral..................................................      8
                    Collateral Trustee..........................................      8
                    Commission..................................................      8
                    Common Stock................................................      9
                    Company.....................................................      9
                    Company Request" or "Company Order..........................      9
                    Consolidated Cash Flow Available for Fixed Charges..........      9

                                      ii

                                                                                    PAGE
                    Consolidated Cash Flow Ratio................................      9
                    Consolidated Income Tax Expense.............................     10
                    Consolidated Interest Expense...............................     10
                    Consolidated Net Income.....................................     10
                    Consolidated Net Worth......................................     11
                    Consolidated Rent Expense...................................     11
                    Consolidated Subsidiaries...................................     11
                    Corporate Trust Office......................................     11
                    Corporation.................................................     11
                    covenant defeasance.........................................     11
                    Current Fair Market Value...................................     11
                    Debt........................................................     12
                    Default.....................................................     12
                    Defaulted Interest..........................................     12
                    defeasance..................................................     12
                    Depositary..................................................     12
                    Disqualified Stock..........................................     12
                    Engines.....................................................     12
                    Event of Default............................................     12
                    Event of Loss...............................................     13
                    Excess Proceeds.............................................     13
                    Exchange Act................................................     13
                    Exchange Securities.........................................     13
                    Exchange Offer..............................................     13
                    Exchange Offer Registration Statement.......................     13
                    Expiration Date.............................................     13
                    Federal Bankruptcy Code.....................................     13
                    Global Securities...........................................     13
                    "Guarantor" or "Guarantors".................................     14
                    Guarantee...................................................     14
                    Holder......................................................     14
                    Incur.......................................................     14
                    Indebtedness................................................     14
                    Indenture...................................................     14
                    Initial Appraised Value.....................................     15
                    Initial Securities..........................................     15
                    Institutional Accredited Investor...........................     15
                    Interest Payment Date.......................................     15
                    Interest Rate, Currency and Fuel Protection Agreement.......     15
                    Investment..................................................     15

                                                                                          PAGE
                    Investment Grade...................................................    15
                    Lien...............................................................    15
                    Mandatory Payments.................................................    16
                    Maturity...........................................................    16
                    Net Available Proceeds.............................................    16
                    Non-U.S. Person....................................................    16
                    Officers' Certificate..............................................    16
                    Offshore Global Security...........................................    17
                    Offshore Security Exchange Date....................................    17
                    Offshore Physical Security.........................................    17
                    Opinion of Counsel.................................................    17
                    Outstanding........................................................    17
                    Parent Company.....................................................    18
                    pari passu.........................................................    18
                    Paying Agent.......................................................    18
                    Permitted Air Carrier..............................................    18
                    Permitted Aircraft Lease...........................................    18
                    Permitted Collateral Investments...................................    18
                    Permitted Country..................................................    19
                    Permitted Holder...................................................    19
                    Permitted Interest Rate, Currency and Fuel Protection Agreement....    19
                    Permitted Investments..............................................    19
                    Permitted Liens....................................................    20
                    Person.............................................................    20
                    Physical Securities................................................    20
                    Predecessor Security...............................................    20
                    Preferred Stock....................................................    20
                    Private Placement Legend...........................................    20
                    QIB................................................................    20
                    Recovered Restricted Payment.......................................    20
                    Redemption Date....................................................    21
                    Redemption Price...................................................    21
                    Registration Rights Agreement......................................    21
                    Regular Record Date................................................    21
                    Regulation S.......................................................    21
                    Reinvested Amounts.................................................    21
                    Related Person.....................................................    21
                    Responsible Officer................................................    21
                    Restricted Lease Obligation........................................    22
                    Restricted Subsidiary..............................................    22

                                      iv

                                                                                          PAGE
                    Sale and Leaseback Transaction...................................     22
                    Secured Payments.................................................     22
                    Secured Obligations..............................................     22
                    Securities.......................................................     22
                    Securities Act...................................................     22
                    Security Register" and "Security Registrar.......................     22
                    Shelf Registration Statement.....................................     22
                    Special Record Date..............................................     22
                    Stated Maturity..................................................     23
                    Subsidiary.......................................................     23
                    Subsidiary Guarantors............................................     23
                    Subsidiary Mandatory Payments....................................     23
                    Subsidiary Scheduled Payments....................................     23
                    10 1/4% Notes....................................................     23
                    Trust Indenture Act" or "TIA.....................................     24
                    Unpermitted Debt.................................................     24
                    U.S. Global Security.............................................     24
                    U.S. Government Obligations......................................     24
                    U.S. Physical Security...........................................     24
                    Unrestricted Subsidiary..........................................     24
                    ValuJet Guarantee................................................     24
                    Vice President...................................................     24
                    Voting Stock.....................................................     25
 SECTION 102.  Compliance Certificates and Opinions..................................     25
 SECTION 103.  Form of Documents Delivered to Trustee................................     25
 SECTION 104.  Acts of Holders.......................................................     26
 SECTION 105.  Notices, Etc., to Trustee, Company and Guarantors.....................     28
 SECTION 106.  Notice to Holders; Waiver.............................................     28
 SECTION 107.  Effect of Headings and Table of Contents..............................     29
 SECTION 108.  Successors and Assigns................................................     29
 SECTION 109.  Separability Clause...................................................     29
 SECTION 110.  Benefits of Indenture.................................................     29
 SECTION 111.  Governing Law.........................................................     29
 SECTION 112.  Legal Holidays........................................................     29

                                  ARTICLE TWO

                                SECURITY FORMS
SECTION 201.  Forms Generally........................................................     30

                                                                                         PAGE
 SECTION 202.  Form of Trustee's Certificate of Authentication.......................     31
 SECTION 203.  Restrictive Legends...................................................     32
 SECTION 204.  Form of Certificate to Be Delivered upon Termination of Restricted
                    Period...........................................................     34

                                                                                     Page
                                 ARTICLE THREE

                                THE SECURITIES

 SECTION 301.  Amount.............................................................    35
 SECTION 302.  Denominations......................................................    36
 SECTION 303.  Execution, Authentication, Delivery and Dating.....................    36
 SECTION 304.  Temporary Securities...............................................    37
 SECTION 305.  Registration, Registration of Transfer and Exchange................    38
 SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities...................    39
 SECTION 307.  Payment of Interest; Interest Rights Preserved.....................    40
 SECTION 308.  Persons Deemed Owners..............................................    41
 SECTION 309.  Cancellation.......................................................    42
 SECTION 310.  Computation of Interest............................................    42
 SECTION 311.  Book-Entry Provisions for Global Securities........................    42
 SECTION 312.  Transfer Provisions................................................    43
 SECTION 313.  Form of Accredited Investor Certificate............................    52
 SECTION 315.  Form of Rule 144A Certificate......................................    57
 SECTION 316.  CUSIP Numbers......................................................    58

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

 SECTION 401.  Satisfaction and Discharge of Indenture............................    58
 SECTION 402.  Application of Trust Money.........................................    60

                                 ARTICLE FIVE

                        EVENTS OF DEFAULT AND REMEDIES

 SECTION 501.  Events of Default..................................................    60
 SECTION 502.  Acceleration of Maturity; Rescission and Annulment.................    62
 SECTION 503.  Collection of Indebtedness; Provisions Regarding Sale by Trustee...    64
 SECTION 504.  Trustee or Collateral Trustee May File Proofs of Claim.............    68
 SECTION 505.  Trustee May Enforce Claims Without Possession of Securities........    69
 SECTION 506.  Application of Money Collected.....................................    69
 SECTION 507.  Limitation on Suits................................................    70
 SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium and
                 Interest.........................................................    71

                                                                                               PAGE
 SECTION 509.  Restoration of Rights and Remedies........................................       71
 SECTION 510.  Rights and Remedies Cumulative............................................       72
 SECTION 511.  Delay or Omission Not Waiver..............................................       72
 SECTION 512.  Control by Holders........................................................       72
 SECTION 513.  Waiver of Past Defaults...................................................       72
 SECTION 514.  Waiver of Stay or Extension Laws..........................................       73
 SECTION 515.  Undertaking for Costs.....................................................       73

                                  ARTICLE SIX

                      THE TRUSTEE AND COLLATERAL TRUSTEE

 SECTION 601.  Notice of Defaults........................................................       74
 SECTION 602.  Certain Rights of Trustee and the Collateral Trustee......................       74
 SECTION 603.  Neither Trustee nor the Collateral Trustee Responsible for Recitals or
                  Issuance of Securities.................................................      .76
 SECTION 604.  May Hold Securities.......................................................       76
 SECTION 605.  Money Held in Trust.......................................................       76
 SECTION 606.  Compensation and Reimbursement............................................       76
 SECTION 607.  Corporate Trustee Required; Eligibility...................................       77
 SECTION 608.  Resignation and Removal; Appointment of Successor.........................       78
 SECTION 609.  Acceptance of Appointment by Successor....................................       79
 SECTION 610.  Merger, Conversion, Consolidation or Succession to Business...............       80
 SECTION 611.  Appointment of Authenticating Agent.......................................       81

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

 SECTION 701.  Disclosure of Names and Addresses of Holders..............................       82
 SECTION 702.  Reports by Trustee........................................................       83
 SECTION 703.  Reports by Company........................................................       83

                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

 SECTION 801.  Parent Company or Company May Consolidate, Etc., Only on Certain
                  Terms..................................................................       84
 SECTION 802.  Successor Substituted.....................................................       86

                                      vii

                                                                                               PAGE
 SECTION 803.  Securities to Be Secured in Certain
  Events..................................................................................      86

                                                                                               PAGE
                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

 SECTION 901.  Supplemental Indentures Without Consent of Holders..........................     86
 SECTION 902.  Supplemental Indentures with Consent of Holders.............................     87
 SECTION 903.  Execution of Supplemental Indentures........................................     88
 SECTION 904.  Effect of Supplemental Indentures...........................................     88
 SECTION 905.  Conformity with Trust Indenture Act.........................................     89
 SECTION 906.  Reference in Securities to Supplemental Indentures..........................     89
 SECTION 907.  Notice of Supplemental Indentures...........................................     89

                                  ARTICLE TEN

                                   COVENANTS

 SECTION 1001.  Payment of Principal, Premium, If Any, and Interest........................     89
 SECTION 1002.  Maintenance of Office or Agency............................................     89
 SECTION 1003.  Money for Security Payments to Be Held in Trust............................     90
 SECTION 1004.  Corporate Existence........................................................     91
 SECTION 1005.  Payment of Taxes and Other Claims..........................................     92
 SECTION 1006.  Registration and Maintenance of Properties.................................     92
 SECTION 1007.  Purchase of Securities upon Change in Control..............................     92
 SECTION 1008.  Statement by Officers as to Default........................................     94
 SECTION 1009.  Provision of Financial Statements..........................................     94
 SECTION 1010.  Insurance..................................................................     95
 SECTION 1011.  Limitation on Liens........................................................     95
 SECTION 1012.  Limitation on Parent Company Debt..........................................     97
 SECTION 1013.  Limitation on Subsidiary Debt and Preferred Stock..........................     99
 SECTION 1014.  Limitation on Restricted Payments..........................................    102
 SECTION 1015.  Unrestricted Subsidiaries..................................................    104
 SECTION 1016.  Limitations Concerning Distributions by Subsidiaries, Etc..................    105
 SECTION 1017.  Limitation on Issuances and Sales of Capital Stock of Restricted
                    Subsidiaries...........................................................    106
 SECTION 1018.  Limitation on Transactions with Affiliates and Related Persons.............    106
 SECTION 1019.  Limitation on Certain Asset Dispositions...................................    107
 SECTION 1020.  Limitation on Collateral Sales; Event of Loss..............................    108
 SECTION 1021.  Waiver of Certain Covenants................................................    110

                             VALUJET AIRLINES, INC

              RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
             OF 1939 AND INDENTURE, DATED AS OF AUGUST 13, 1997/1/

TRUST INDENTURE
 ACT SECTION                                             INDENTURE SECTION
(S) 310(a)(1)     .....................................   607(a)
       (a)(2)     .....................................   607(a)
       (b)        .....................................   607(b), 608
(S) 312(c)        .....................................   701
(S) 314(a)        .....................................   703
       (a)(4)     .....................................   1008(a)
       (c)(1)     .....................................   102
       (c)(2)     .....................................   102
       (e)        .....................................   102
(S) 315(b)        .....................................   601
(S) 316(a)(last)
       Sentence)  .....................................   101 ("Outstanding")
       (a)(1)(A)  .....................................   502, 512
       (a)(1)(B)  .....................................   513
       (b)        .....................................   508
       (c)        .....................................   104(d)
(S) 317(a)(1)     .....................................   503
       (a)(2)     .....................................   504
       (b)        .....................................   1003
(S) 318(a)        .....................................   111

_________________

1    Note:   This reconciliation and tie shall not, for any purpose, be deemed
     ----
     to be a part of the Indenture.

     INDENTURE, dated as of August 13, 1997 among VALUJET AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company"), having its principal office at 1800 Phoenix Boulevard, Suite 126, Atlanta, Georgia 30349, VALUJET, INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Parent Company") and each of the SUBSIDIARY GUARANTORS (as hereinafter defined), as Guarantors, and THE BANK OF NEW YORK, a New York banking corporation located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Trustee (herein called the "Trustee") and Collateral Trustee (herein called "Collateral Trustee").


                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation of and issuance of its 10 1/2% Senior Secured Notes Due 2001 (the "Initial Securities"), and its 10 1/2% Series B Senior Secured Notes Due 2001 (the "Exchange Securities", and together with the Initial Securities, the "Securities") of substantially identical tenor and amount, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act (as defined herein), as amended, that are required to be part of or deemed to be part of and to govern the indentures qualified thereunder.

     All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.


                                GRANTING CLAUSE

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, to secure the prompt payment of the principal of and interest on, and all other amounts due with respect to, all Securities from time to time outstanding under this Indenture and the performance and observance by the Company of all the agreements, covenants and provisions for the benefit of the Holders in this Indenture and the Securities contained, and the prompt payment of any and all amounts from time to time owing under this Indenture by the Company to the Trustee (collectively, the "Secured Obligations"), and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and the covenants herein contained, and the acceptance of the Notes by the Holders and of the sum of $1 paid to the Company by the

Collateral Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Company has granted, sold, assigned, transferred, conveyed, pledged and confirmed, and does hereby grant, assign, transfer, convey, pledge and confirm, unto the Collateral Trustee and its successors and assigns, for the security and benefit of the Holders and the Trustee as aforesaid, a first priority security interest in all estate, right, title and interest of the Company in, to and under the following described property, rights and privileges (which, collectively, including all property hereafter specifically subjected to the Lien of this Indenture by any agreement supplemental hereto, or otherwise expressly subject to the terms and provisions hereof, shall constitute the "Collateral"), to wit:

          (i) (a) 17 Stage 3 DC-9 aircraft, together with two of the Engines, each as identified in Schedule II attached hereto, whether or not any such Engines shall be installed in or attached to any Airframe or any other airframe, and the parts, together with all accessories, equipment, parts and appurtenances appertaining or attached to the Airframes and Engines, whether now owned or hereafter acquired, and all substitutions, modifications, improvements, accessions and accumulations to the Airframes, the Engines and the Parts, (b) seven Stage 2 DC-9 aircraft, together with two of the Engines, each as identified in Schedule II attached hereto, whether or not any such Engines shall be installed in or attached to any Airframe or any other airframe, and the parts, together with all accessories, equipment, parts and appurtenances appertaining or attached to the Airframes and Engines, whether now owned or hereafter acquired, and all substitutions, modifications, improvements, accessions and accumulations to the Airframes, the Engines and the Parts, (c) three spare Engines, each as identified in Schedule II attached hereto, whether or not any such Engines shall be installed in or attached to any Airframe or any other airframe, and the parts, together with all accessories, equipment, parts and appurtenances appertaining or attached to such Engines, whether now owned or hereafter acquired, and all substitutions, modifications, improvements, accessions and accumulations to such Engines and the Parts, and (d) all warranties of any manufacturer with respect thereto;

          (ii) four Stage 3 hush kits after their purchase by the Company (which are to be installed on certain of the Aircraft) and all warranties of any manufacturer with respect thereto;

          (iii) all monies and securities deposited or required to be deposited with the Trustee pursuant hereto or required to be held by the Trustee hereunder;

          (iv) all policies covering loss or damage to the Aircraft or the Engines that are made payable to the Trustee;

          (v) all leases entered into by the Company with respect to any Aircraft or Engine, including, without limitation, each of the leases set forth on Schedule III hereto;

          (vi) all logs, records and data, non-proprietary manuals supplied to the Company by vendors and manufacturers (to the extent the same can be so assigned without the consent of any such vendor or manufacturer) and inspection, modification, maintenance and overhaul records and other documents, in each case, maintained in respect of the Aircraft, Engines or hush kits, including, without limitation, all such logs, records, data and other documents maintained pursuant to requirements of the FAA or any other Aeronautical Authority; and

          (vii) All proceeds of the foregoing, including all proceeds with respect to the requisition of title to an Aircraft Engine, hush kit or any part thereof or any property described in any of these Clauses (i) through
     (vii), and all insurance proceeds with respect to any Aircraft or Engine or any part thereof, but excluding any insurance maintained by the Company and not required under Section 1010 and 1102;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing under this Indenture, (a) the Collateral Trustee shall not take or cause to be taken any action contrary to the Company's right hereunder to quiet enjoyment of the Airframes, Engines and hush kits, and to possess, use, retain and control the Airframes, Engines and hush kits and all revenues, income and profits derived therefrom.

                                HABENDUM CLAUSE

          TO HAVE AND TO HOLD ALL and singular and aforesaid property unto the Collateral Trustee and its successors and assigns, in trust for the benefit and security of the Holders and the Trustee and for the uses and purposes and subject to the terms and provisions set forth in this Indenture; provided, however, that the Lien of this Collateral Agreement shall be subject to discharge as provided in Section 401.

          The Company does hereby constitute the Collateral Trustee the true and lawful attorney of the Company, irrevocably, with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the this Indenture and any documents related hereto and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Collateral Trustee may deem to be necessary or advisable in the premises; providing, however, that the Collateral Trustee shall not exercise any such rights except upon the occurrence of an Event of Default under this Indenture.

          The Company agrees that at any time and from time to time, upon the written request of the Collateral Trustee or the Holder of a majority in principal amount of the Securities Outstanding, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Agent or such Holder of a majority in principal amount of the Securities Outstanding may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and the rights and powers granted herein.

          IT IS HEREBY MUTUALLY COVENANTED AND AGREED, for the equal and proportionate benefit of all Holders, by and between the parties hereto as follows:


                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 101.  Definitions.
                        -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Aeronautical Authority" means as of any time of determination, the FAA or other governmental airworthiness authority having jurisdiction over the Aircraft or the Airframe and Engines or engines attached thereto under the laws of the country in which the Airframe is then registered.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means an agent or agents under a Bank Credit Agreement.

          "Agent Members" has the meaning set forth in Section 311.

          "Aircraft" means each of the Airframes, together with two of the Engines and hush kits, if any, installed thereon, upon which the Trustee has been granted a security interest and mortgage lien by the Company pursuant to the Indenture, as more particularly described in Schedule II hereto.

          "Aircraft Acquisition Debt" means Debt Incurred by the Parent Company, the Company or any of its Restricted Subsidiaries either (i) in connection with an acquisition of aircraft, related engines or spare engines, which Debt either
(x) constitutes part of the purchase price of such aircraft, engine or spare engines, as the case may be, or (y) is Incurred prior to, at the time of or within 270 days (or 365 days, if such acquisition involves a purchase of an MD-95 aircraft, related engine or spare engine from the manufacturer thereof) after the acquisition of such equipment for the purpose of financing or refinancing part of the purchase price thereof, and which equipment was not owned by the Parent Company, the Company or a Restricted Subsidiary of the Parent Company prior to such purchase; provided, however, that in either case (A) the proportion (expressed as a percentage) of such Debt to the purchase price or appraised value of such equipment at the time of such financing does not exceed 80% (or, with respect to Debt Incurred to acquire MD-95 aircraft, related engines and spare engines, 90%), and (B) other than in the case of financing of MD-95 aircraft, related engines and spare engines, after giving effect to the Incurrence of such Debt and the acquisition of such equipment, the Parent Company's Consolidated Net Worth is not less than $150 million, or (ii) which is a Restricted Lease Obligation relating solely to an aircraft, related engine or spare engine that was not owned by the Parent Company, the Company or a Restricted Subsidiary of the Parent Company more than 270 days prior to such Incurrence; provided, however, that, other than in the case of financing of MD-95 aircraft, related engines or spare engines, after giving effect to the Incurrence of such Debt, the Parent Company's Consolidated Net Worth is not less than $150.0 million.

          "Airframes" means each of the 17 Stage 3 DC-9 aircraft and each of the seven Stage 2 DC-9 aircraft (except Engines or engines from time to time installed on such aircraft) initially pledged to secure the Company's obligations hereunder and under the Notes, and any airframes which may from time to time be substituted for an Airframe, as more particularly described in
Schedule II hereto.

          "AirTran" means AirTran Airways, Inc., a Delaware corporation and a wholly owned subsidiary of Airways.

          "Airways" means Airways Corporation, a Delaware corporation.

          "Airways Acquisition" means the acquisition of Airways by the Parent Company through a statutory merger of Airways with and into the Parent Company pursuant to the Plan of Reorganization and Agreement of Merger dated as of July 10, 1997, between the Parent Company and Airways, together with the contemplated merger of the Company and AirTran upon completion of the merger of the Parent Company and Airways Corporation.

          "Applicable Law" means all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

          "Appraisers" means each of BK Associates Inc. and AvSolutions, Inc.

          "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person (including as part of a Sale and Lease Back Transaction and in a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary of such Person, but excluding a disposition by a Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary or by such Person to a Wholly Owned Restricted Subsidiary and excluding a Permitted Aircraft Lease by such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary, (ii) all or substantially all of the assets of such Person or any Restricted Subsidiary representing a division or line of business, (iii) aircraft or (iv) other assets or rights of such Person or any Restricted Subsidiary outside of the ordinary course of business consistent with past practice.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

          "Aviation Act" means Title 49 of the United States Code, as amended, relating to aviation.

          "Bank Credit Agreements" means one or more credit agreements between the Parent Company and one or more commercial banks named therein as lenders providing for term borrowings and/or revolving borrowings, including all related notes, collateral documents, instruments and agreements executed in connection therewith, in each case as may be amended, supplemented or restated from time to time and including any replacement, extension, modification or renewal thereof.

          "Bank Debt Limit" means $50.0 million; provided, however, that if (a) any one or more Bank Credit Agreements are entered into or amended, supplemented, restated, replaced, extended, modified or renewed at any time so as to establish the aggregate amount of term borrowings and/or revolving borrowings permitted under the Bank Credit Agreements to be outstanding at any one time to be an amount in excess of $50.0 million (such amount, the "Adjusted Bank Debt Limit"; such excess amount, the "Excess Amount"; and such event, a "Bank Debt Limit Adjustment"), and (b) at the time of such Bank Debt Limit Adjustment, and assuming on a pro forma basis that borrowings in an amount equal to the Excess Amount or $50.0 million, whichever is less, had been Incurred under the Bank Credit Agreements at the beginning of, and remained outstanding during, the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of the Bank Debt Limit Adjustment, the Parent Company would have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated Cash Flow Ratio test described in the first paragraph of Section 1012, then the Bank Debt Limit shall be the Adjusted Bank Debt Limit or $100.0 million, whichever is less.

          "Board of Directors" means either the board of directors of the Company or the Parent Company, as the case may be, or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Parent Company, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease obligation or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles for the purposes of this Indenture, the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with such principles, and the stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) in equity of such Person, whether now outstanding or issued after the date hereof, including, without limitation, all Common Stock and Preferred Stock.

          "Change of Control" means an event as a result of which, after the date hereof, (i) any Person, or any Persons acting together that would constitute a "group", for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially owns 50% or more of the total voting power of all classes of Voting Stock of the Parent Company, (ii) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having a sufficient number of its nominees elected to the Board of Directors of the Parent Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Parent Company after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Parent Company, (iii) there occurs any transaction or series of related transactions, and the beneficial owners of the Voting Stock of the Parent Company immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the voting power of all classes of Voting Stock of the Parent Company (or in the case of a transaction (or series) in which another entity becomes a successor to the Parent Company, of the successor entity) or (iv) the Parent Company shall cease to own 100% of the outstanding Capital Stock of the Company; provided that the foregoing shall not apply with respect to any such Person or Group referred to in Clause (i) or (ii) above, which consists exclusively, or to any transaction (or series) referred to in Clause (iii) above if at least 50% of such voting power is beneficially owned immediately thereafter by any Person or Group which consists exclusively, of any one or more Permitted Holders and their Affiliates (while they are such).

          "Closing Date" means the date on which the Notes are originally issued hereunder.

          "Collateral" has the meaning set forth in the Granting Clause hereof.

          "Collateral Trustee" means the Person named as the "Collateral Trustee" in the first paragraph of this Indenture until a successor Collateral Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Collateral Trustee" shall mean such successor Collateral Trustee.

          "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution hereof such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chief Executive Officer, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated Cash Flow Available for Fixed Charges" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense deducted in determining the Consolidated Net Income of such Person for such period, plus (iii) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period, plus (iv) Consolidated Rent Expense, plus (v) other non-cash charges of such Person for such period deducted from consolidated revenues in determining Consolidated Net Income for such period, minus (vi) non-cash items of such Person for such period increasing consolidated revenues in determining Consolidated Net Income for such period.

          "Consolidated Cash Flow Ratio" of any Person means, for any period, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) the result of (A) Consolidated Interest Expense of such Person for such period plus (B) Consolidated Rent Expense of such Person for such period, plus (C) the annual interest expense (including the amortization of debt discount) with respect to any Debt proposed to be Incurred by such Person or its Restricted Subsidiaries, minus (D) Consolidated Interest Expense of such Person to the extent included in Clause (ii)(A) with respect to any Debt that will no longer be outstanding as a result of the Incurrence of the Debt proposed to be Incurred, plus (E) the annual interest expense (including the amortization of debt discount) with respect to any other Debt Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in Clause (ii)(A), minus (F) Consolidated Interest Expense of such Person to the extent included in Clause (ii)(A), with respect to any Debt that no longer is outstanding as a result of the Incurrence of the Debt referred to in Clause
(ii)(E); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event such Person or any of its Restricted Subsidiaries has made acquisitions of a division or line of business not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) or Asset Dispositions during or after such period, such computation shall be made on a pro forma basis as if the acquisitions or Asset Dispositions had taken place on the first day of such period.

          "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

          "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including, without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles; (ii) the amortization of Debt discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iv) fees with respect to interest rate swap or similar agreements, fuel hedging or similar agreements or foreign currency hedge, exchange or similar agreements; (v) Preferred Stock dividends declared and paid or payable in cash; (vi) the portion of the rental obligation in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such obligation were a Capital Lease Obligation); and (vii) interest in respect of any Debt that is guaranteed or secured by the Parent Company or any of its Restricted Subsidiaries.

          "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom: (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person or its Consolidated Subsidiaries, (e) all extraordinary gains and extraordinary losses,
(f) the cumulative effect of changes in accounting principles in the year of adoption of such changes and (g) the tax effect of any of the items described in Clauses (a) through (f) above.

          "Consolidated Net Worth" of any Person means, as of any date, the consolidated stockholders' equity of such Person and its subsidiaries (or, in the case of the Parent Company, Restricted Subsidiaries) as of such date, as determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Disqualified Stock of such Person; provided that calculations of the foregoing will not give effect to, with respect to the Parent Company and its subsidiaries, adjustments following the date hereof to the accounting books and records of the Parent Company and its subsidiaries in accordance with Accounting Principles Board Opinion Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Parent Company by another Person.

          "Consolidated Rent Expense" of any Person means for any period the consolidated rent expense attributable to Restricted Lease Obligations and included in a consolidated income statement (without deduction of any rental income and without duplication for any amount included in Consolidated Interest Expense) of such Person and its Consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

          "Consolidated Subsidiaries" of any Person means, as of any date or for any period, all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles as of such date or for such period, as the case may be; provided that, for any particular period (or portion thereof) during which any Subsidiary was an Unrestricted Subsidiary, "Consolidated Subsidiaries" will exclude such Subsidiary for such period (or portion thereof) during which it was an Unrestricted Subsidiary.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

          "Corporation" includes corporations, associations, companies and business trusts.

          "covenant defeasance" has the meaning specified in Section 1303.

          "Current Fair Market Value" is defined by each of the appraisers to mean the most likely trading price that, in the opinion of the appraiser, may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Current Fair Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for, or under compulsion to realize, a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

          "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Restricted Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination, (vii) every payment obligation of such Person under interest rate swap or similar agreements, fuel hedging or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination and (viii) every obligation of the type referred to in Clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning set forth in Section 307.

          "defeasance" has the meaning specified in Section 1302.

          "Depositary" means The Depository Trust Company, a New York corporation, its nominees and successors.

          "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes.

          "Engines" means, for each of the 17 Stage 3 DC-9 Airframes and seven Stage 2 DC-9 Airframes, each of two JT8D-9 engines relating thereto and three spare JT8D-9 engines as specified herein, and any engines which may from time to time be substituted for such engines pursuant to the Indenture, as more particularly described in Schedule II hereto.

          "Event of Default" has the meaning set forth in Section 501.

          "Event of Loss" means, with respect to an Aircraft or Engine, any of the following events: (i) payment of an insurance settlement with respect to such property on the basis of any actual or constructive total loss; (ii) destruction or damage beyond repair; (iii) theft or disappearance for a period in excess of 120 days; (iv) condemnation or taking of title to such Aircraft or Airframe by the United States government or any foreign government or instrumentality or agency thereof; (v) the requisition or taking of such Aircraft or Airframe by a foreign government or instrumentality or agency for a continuous period of more than six months; or (vi) with respect to an Engine only, the requisition for use by any government or the divestiture of title resulting from installation of such Engine on an airframe leased to the Company or purchased by the Company subject to a conditional sale agreement, in either case under circumstances in which the Trustee's security interest in such engine is adversely affected thereby. An Event of Loss with respect to the Aircraft will be deemed to have occurred if an Event of Loss occurs with respect to the Airframe of such Aircraft. An Event of Loss in respect of an Engine will not be an Event of Loss in respect of an Airframe.

          "Excess Proceeds" has the meaning set forth in Section 1019.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that (i) such Exchange Securities shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Securities in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

          "Exchange Offer" means the offer by the Company to the Holders of the Initial Securities to exchange all of the Initial Securities for Exchange Securities, as provided for in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

          "Expiration Date" has the meaning set forth in Section 1007.

          "FAA" means the U.S. Federal Aviation Administration.

          "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

          "Global Securities" has the meaning set forth in Section 201.

          "Guarantor" or "Guarantors" means the Parent Company and the Subsidiary Guarantors.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed" and "Guaranteeing" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of such Debt.

          "Indebtedness" means (a) any liability of any Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, (2) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (3) for the payment of money relating to a Capital Lease Obligation; (b) any liability of others described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in Clauses (a) and (b) above.

          "Indenture" means this instrument as originally executed and as from time to time supplemented or amended by one or more indentures supplemental or supplements to the indenture entered into pursuant to the applicable provisions hereof.

          "Initial Appraised Value" with respect to any Aircraft means the average of two independent appraisals of the Current Fair Market Value of such aircraft obtained by the Company from the Appraisers in connection with this Offering and set forth on Schedule 2 hereto. With respect to Engines, the Initial Appraised Value of each Stage 2 JT8D-9A shall be deemed to be $500,000 and the Initial Appraised Value of each Stage 3 JT8D-9A shall be deemed to be $600,000.

          "Initial Securities" has the meaning specified in the recitals to this Indenture.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          "Interest Payment Date" means each April 15 and October 15, commencing on October 15, 1997, (or, if any April 15 or October 15 is not a Business Day, the next succeeding Business Day).

          "Interest Rate, Currency and Fuel Protection Agreement" of any Person means any interest rate protection agreement (including interest rate swaps, caps, floors, collars and other types of interest hedging agreements), any currency protection agreement (including foreign exchange contracts, currency swap agreements and other types of currency hedging arrangements) and any aircraft fuel price protection or similar hedging agreements.

          "Investment" by any Person in any other Person means (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether such acquisition is from such or any other Person, (iii) any direct or indirect issuance by such Person of a Guarantee of any obligation of or for the account of such other Person or (iv) any other investment of cash or other property by such Person in or for the account of such other Person.

          "Investment Grade" means, with respect to any corporate debt securities at any time, that such securities are rated both Baa3 or higher (or the equivalent thereof) by Moody's Investors Service, Inc. and BBB- or higher (or the equivalent thereof) by Standard & Poor's Ratings Services at such time.

          "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Mandatory Payments" has the meaning set forth in Section 1012.

          "Maturity" means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

          "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations, and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within 12 months following the consummation of such Asset Disposition will be treated, for all purposes of this Indenture and the Securities, as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

          "Non-U.S. Person" means a person who is not a U.S. Person as defined in Regulation S.

          "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Offshore Global Security" has the meaning set forth in Section 201.

          "Offshore Security Exchange Date" has the meaning set forth in Section 203.

          "Offshore Physical Security" has the meaning set forth in Section 201.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant hereto or provision therefor satisfactory to the Trustee has been made;

          (iii) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

          (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant hereto, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

          "Parent Company" means the Person named as the Parent Company in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions hereof, and thereafter "Parent Company" shall mean such successor Person.

          "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

          "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature other than complete Engines or engines, which are from time to time incorporated or installed in or attached to the Airframe or any Engine, exclusive of any items leased by the Company from third parties.

          "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "Permitted Air Carrier" means (i) a United States "air carrier" within the meaning of the Aviation Act or (ii) an air carrier which, among other things, (A) is duly organized and operating pursuant to a license or authorization issued under the laws of any Permitted Country and (B) will perform or cause to be performed maintenance, preventive maintenance and inspections for such Aircraft, Airframe or any Engine or engine in accordance with standards which are approved by the Aeronautical Authority in the country of registration of the Aircraft.

          "Permitted Aircraft Lease" by any Person means a lease of aircraft owned by such Person to a third party on terms which permit the lessor to reacquire possession of such aircraft, with good and marketable title thereto free and clear of any adverse claim in favor of the lessee, upon a material breach of such lease by the lessee.

          "Permitted Collateral Investments" means (i) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof maturing within one year from the date of acquisition; (ii) time deposits and certificates of deposit of any U.S. commercial bank or U.S. branch of a foreign bank, in each case having capital and surplus in excess of $500.0 million and having outstanding long-term debt rated A or better (or the equivalent thereof) by Standard & Poor's Ratings Services or A2 or better (or the equivalent thereof) by Moody's Investors Service, Inc. and maturing within six months from the date of acquisition; and
(iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Services or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within six months from the date of acquisition.

          "Permitted Country" means any of the countries set forth in Schedule 1 thereto.

          "Permitted Holder" means Robert L. Priddy, Maurice J. Gallagher, Jr., Lewis H. Jordan, Stephen C. Nevin, Thomas Kalil, Don L. Chapman and Timothy P. Flynn.

          "Permitted Interest Rate, Currency and Fuel Protection Agreement" of any Person means any Interest Rate, Currency and Fuel Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person (i) against fluctuations in interest rates or currency exchange rates with respect to Debt permitted to be Incurred under the Indenture, or, in the case of currency protection agreements, against currency fluctuations with respect to any receivable or liability the amount payable of which is determined by reference to a foreign currency in the ordinary course of business; provided that, in any such case, such interest rate or currency protection agreement shall have a notional amount no greater than the principal amount of the Debt, receivable or liability being hedged thereby; and (ii) in the case of fuel hedging agreements, against fluctuations in market prices of aircraft fuels.

          "Permitted Investments" means (i) Investments in (including a Guarantee of any obligation of) the Parent Company or any Person that is, or as a consequence of such Investment becomes, a Restricted Subsidiary of the Parent Company (provided that any such Guarantee will cease to be a Permitted Investment and will be deemed to be Incurred when such Restricted Subsidiary ceases to be a Restricted Subsidiary or such obligation is assumed by any Person other than a Restricted Subsidiary), (ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) time deposits and certificates of deposit having maturities of not more than one year from the date of deposit or issuance, as the case may be, of any U.S. commercial bank or U.S. branch of a foreign bank, in each case having capital and surplus in excess of $500.0 million and having a peer group rating of C or better (or the equivalent thereof) by Thompson BankWatch, Inc. or outstanding long-term debt rated A- or better (or the equivalent thereof) by Standard & Poor's Ratings Services or A3 or better (or the equivalent thereof) by Moody's Investors Service, Inc., (iv) commercial paper rated A-2 (or the equivalent thereof) by Standard & Poor's Ratings Services or P-2 (or the equivalent thereof) by Moody's Investors Service, Inc., and in each case maturing within nine months from the date of issuance, (v) corporate debt securities rated Investment Grade, (vi) any Investment in a Person that is engaged in the airline or related businesses, in an aggregate amount from the date of the Indenture not to exceed $35.0 million; provided that the amount available under this Clause (vi) may be increased from time to time by an amount equal to the net reduction of an Investment in a Person made under this Clause (vi) through a cash payment to the Company, the Parent Company or any of its Restricted Subsidiaries by such Person, or through the forgiveness of Debt of the Company, the Parent Company or any Restricted Subsidiary to such Person (except, in either case, to the extent such payment or proceeds are included in the calculation of Consolidated Net Income), not to exceed, in each case, the amount of such Permitted Investment previously made by the Parent Company or any Restricted Subsidiary in such Person and (vii) Permitted Interest Rate, Currency and Fuel Protection Agreements.

          "Permitted Liens" has the meaning set forth in Section 1011.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Securities" has the meaning set forth in Section 201.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same Debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same Debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Private Placement Legend" has the meaning set forth in Section 203.

          "QIB" means a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act.

          "Recovered Restricted Payment" means (i) a Guarantee that, when Incurred, constitutes a Restricted Payment, but only to the extent that the obligations of the Parent Company and its Restricted Subsidiaries in respect of such Guarantee are discharged for consideration given by the Parent Company and any of its Restricted Subsidiaries in an amount less than the amount of such Restricted Payment and such discharge is not included in Consolidated Net Income of the Parent Company, or (ii) a loan that, when made, constitutes a Restricted Payment, but only to the extent that such loan is repaid to the Parent Company and any of its Restricted Subsidiaries in cash without restriction and is not included in Consolidated Net Income of the Parent Company.

          "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, between the Company, the Parent Company and UBS Securities LLC, as initial purchaser of the Initial Securities.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Reinvested Amounts", with respect to any Asset Disposition, means amounts invested within 180 days after such Asset Disposition in assets that are related to the business of the Parent Company and any of its Restricted Subsidiaries and, upon consummation of such investment, are owned by the Parent Company or any of its Restricted Subsidiaries.

          "Required Filing Dates: has the meaning set forth in Section 1009.

          "Related Person" of any Person means any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Stock of such Person.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Lease Obligation" of any Person means either (i) a Capital Lease Obligation of such Person or (ii) the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person, except, for purposes of this Clause (ii), for (x) any such lease (or Debt arrangement) relating solely to property other than aircraft under which such rent or other payment amounts do not exceed $250,000 on an annualized basis and (y) gate, ticket counter and other airport facility leases.

          "Restricted Subsidiary" means a Subsidiary of the Parent Company that is not an Unrestricted Subsidiary; and on the date of the Indenture includes all of the Parent Company's existing Subsidiaries on such date.

          "Sale and Leaseback Transaction" means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by a Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

          "Secured Payments" has the meaning set forth in Section 1012.

          "Secured Obligations" has the meaning stated in the Granting Clause to this Indenture.

          "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stage 2", when describing an aircraft, an engine or a hush kit, means a piece of equipment which holds or is capable of holding a noise certificate issued under Chapter 2 of the Chicago Convention or has been shown to comply or aid compliance with the Stage 2 noise levels.

          "Stage 3", when describing an aircraft, an engine or a hush kit, means a piece of equipment which holds or is capable of holding a noise certificate under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or has been shown to comply or aid compliance with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

          "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

          "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs thereof or (iii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.

          "Subsidiary Guarantors", as of any time, means the Restricted Subsidiaries of the Parent Company at such time, which, as of the date hereof, are ValuJet Management Corp., a Nevada corporation, ValuJet Investment Corp., a Nevada corporation, ValuJet Capital Corp., a Nevada corporation, ValuJet Corporate Partners, L.P., a limited partnership organized under the laws of Georgia. ValuJet Reservation Partners, L.P., a limited partnership organized under the laws of Georgia, ValuJet I, Ltd., a Nevada corporation, and ValuJet II, Ltd., a Nevada corporation.

          "Subsidiary Mandatory Payments" has the meaning set forth in Section 1013.

          "Subsidiary Scheduled Payments" has the meaning set forth in Section 1013.

          "10 1/4% Notes" means the 10 1/4% Senior Notes Due 2001 of the Parent Company issued pursuant to an indenture dated as of April 17, 1996 among the Parent Company, the guarantors specified therein and Bank of Montreal Trust Company, as Trustee, as amended.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 905.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unpermitted Debt" has the meaning set forth in Section 1015.

          "U.S. Global Security" has the meaning set forth in Section 201.

          "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Physical Security" has the meaning set forth in Section 201.

          "Unrestricted Subsidiary" means a Subsidiary of the Parent Company that is deemed by the Parent Company to be an Unrestricted Subsidiary and is not terminated as an Unrestricted Subsidiary by the Parent Company, in each case in accordance with the provisions in the Indenture described in Section 1015 hereof.

          "ValuJet Guarantee" means the guarantee by the Guarantors of the Issuer's obligations hereunder pursuant to Article XIV of this Indenture.

          "Vice President", when used with respect to the Company, the Parent Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          SECTION 102.  Compliance Certificates and Opinions.
                        ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 103.   Form of Documents Delivered to Trustee.
                         --------------------------------------

          In any case in which several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          When any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, consolidate such applications, requests, consents, certificates, statements, opinions or other instruments and form one instrument.

          SECTION 104.    Acts of Holders.
                          ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

          (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (f) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders or record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

          SECTION 105.   Notices, Etc., to Trustee, Company and Guarantors.
                         -------------------------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; or

          (2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or any Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company; or

          (3) an Agent by the Company, the Trustee or any Holder shall be sufficient for any purpose hereunder if made, given, furnished or delivered, in writing to or with such Agent addressed to it as set forth in the Bank Credit Agreement, or at any other address previously furnished in writing to the Company and the Trustee by such Agent.

          SECTION 106.   Notice to Holders; Waiver.
                         -------------------------

          When this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case in which notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. When this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 107.   Effect of Headings and Table of Contents.
                         ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 108.   Successors and Assigns.
                         ----------------------

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 109.   Separability Clause.
                         -------------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110.   Benefits of Indenture.
                         ---------------------

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, or the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 111.   Governing Law.
                         -------------

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 112.   Legal Holidays.
                         --------------

          In any case in which any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal

(or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

          SECTION 113.  Incorporation by Reference of Trust Indenture Act.
                        -------------------------------------------------

          This Indenture incorporates by reference the provisions of the Trust Indenture Act. The following Trust Indenture Act terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Holder;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein. If any provision hereof conflicts with a provision of the Trust Indenture Act incorporated herein, the provision of the Trust Indenture Act shall control.


                                  ARTICLE TWO

                                 SECURITY FORMS

          SECTION 201.  Forms Generally.
                        ---------------

          The Initial Securities shall be known as the "10 1/2% Senior Secured Notes Due 2001" and the Exchange Securities shall be known as the "10 1/2% Series B Senior Secured Notes Due 2001", in each case, of the Company. The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such

Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. Each Security shall be dated the date of its authentication.


          The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

          Initial Securities offered and sold in reliance on Rule 144A under the Securities Act may be issued in the form of one or more permanent global Securities substantially in the form set forth in Exhibit A (the "U.S. Global Securities") deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of a single permanent global Security substantially in the form set forth in Sections 204 and 205 (the "Offshore Global Security") deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Offshore Global Security may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

          Initial Securities which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Securities in substantially the form set forth in Sections 204 and 205 (the "U.S. Physical Securities"). Securities issued pursuant to Section 306 in exchange for or upon transfer of beneficial interests in the U.S. Global Security or the Offshore Global Security shall be in the form of U.S. Physical Securities or in the form of permanent certificated Securities substantially in the form set forth in Sections 204 and 205 (the "Offshore Physical Securities"), respectively, as hereinafter provided.

          The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities". The U.S. Global Security and the Offshore Global Security are sometimes collectively referred to as the "Global Securities".

          SECTION 202.  Form of Trustee's Certificate of Authentication.
                        -----------------------------------------------

          Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

          This is one of the Notes referred to in the within-mentioned
     Indenture.

Dated:                               THE BANK OF NEW YORK,
                                            Trustee

                                    By__________________________________
                                       Authorized Signatory

          SECTION 203.  Restrictive Legends.
                        -------------------

          Unless and until (i) an Initial Security is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Security is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement (A) each U.S. Global Security and U.S. Physical Security shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Physical Securities and Offshore Global Securities shall bear the Private Placement Legend on the face thereof until at least 41 days after the date hereof (the "Offshore Note Exchange Date") and receipt by the Company and the Trustee of a certificate substantially in the form provided in Section 204:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO
     (X) THE DATE WHICH IS TWO

     YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL, OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IF ANY PROPOSED TRANSFER IS BEING MADE IN ACCORDANCE WITH (2)(D), (E) OR (F) ABOVE, THE HOLDER ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY TO CONFIRM THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

          Each Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.

          SECTION 204.  Form of Certificate to Be Delivered upon Termination of
                        -------------------------------------------------------
Restricted Period.
-----------------

                                                  On or after September 22, 1997

THE BANK OF NEW YORK
101 Barclay Street
New York, NY  10286

Attention:  Corporate Trust Administration

               Re:  VALUJET AIRLINES, INC. (the "Company")
                    10 1/2% Senior Secured Notes due 2001 (the "Notes")
                    ---------------------------------------------------

Ladies and Gentlemen:

          This letter relates to $__________ principal amount of Securities represented by the offshore global note certificate (the "Offshore Global Security"). Pursuant to Section 204 of the Indenture dated as of August 13, 1997 relating to the Securities (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Securities represented by the Offshore Global Security and (2) we are a Non-U.S. Person to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to issue an Offshore Physical Security representing the undersigned's interest in the principal amount of Securities represented by the Global Security, all in the manner provided by the Indenture.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

          Very truly yours,

          [Name of Holder]

          By:___________________________________
               Authorized Signature


                                 ARTICLE THREE

                                 THE SECURITIES

         SECTION 301.  Amount.
                       ------

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $80,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, 1007 or 1019.

         The Initial Securities shall be known as the "10 1/2% Senior Secured Securities Due 2001" and the Exchange Securities shall be known as the "10 1/2% Series B Senior Secured Notes Due 2001", in each case, of the Company. Their Stated Maturity shall be April 15, 2001, and they shall bear interest at the rate of 10 1/2% per annum from August 13, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on October 15, 1997 and semi-annually thereafter on April 15 and October 15 in each year and at said Stated Maturity, until the principal thereof is paid in full and to the Person in whose name the Security (or any predecessor Security) is registered at the close of business on the April 1st or October 1st next preceding such Interest Payment Date (each a "Regular Record Date").

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

         Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control pursuant to
Section 1007.

         The Securities shall not be redeemable.

         SECTION 302.  Denominations.
                       -------------

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

         SECTION 303.  Execution, Authentication, Delivery and Dating.
                       ----------------------------------------------

         The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President or a Vice President, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         On Company Order, the Trustee shall authenticate for original issue Exchange Securities in an aggregate principal amount not to exceed $80,000,000; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Exchange Securities. Such order shall specify the amount of Exchange Securities to be authenticated and the date on which the original issue of Exchange Securities is to be authenticated.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of the Indenture.

         In case the Company or the Parent Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

         The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

         SECTION 304.  Temporary Securities.
                       --------------------

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 305.  Registration, Registration of Transfer and Exchange.
                       ---------------------------------------------------

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1007 or 1019 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.
                       ------------------------------------------------

         If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 307.  Payment of Interest; Interest Rights Preserved.
                       ----------------------------------------------

         Unless and until (i) an Initial Note is sold pursuant to an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in the Exchange Offer pursuant to an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Security Register or (ii) transfer to an account located in the United States maintained by the payee.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in Clause
(1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
     Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 308.  Persons Deemed Owners.
                        ---------------------

          Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 309.  Cancellation.
                        ------------

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be delivered to the Company by Company Order directing that cancelled Securities be returned to it.

          SECTION 310.  Computation of Interest.
                        -----------------------

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 311.  Book-Entry Provisions for Global Securities.
                        -------------------------------------------

          (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 203.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security. The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (b) Interests of beneficial owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 312. Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in Section 312 and (ii) U.S. Physical Securities or Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, in the following circumstances: (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Security or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or (y) an Event of Default has occurred and is continuing and Holders of more than 25% in aggregate principal amount of the Securities at the time Outstanding represented by the Global Securities advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary with respect to the Global Securities is no longer required. In connection with a transfer of an entire Global Security to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Security, an equal aggregate principal amount at maturity of U.S. Physical Securities (in the case of the U.S. Global Security) or Offshore Physical Securities (in the case of the Offshore Global Security), as the case may be, of authorized denominations.

          (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

          (d) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date and except as otherwise provided in Section 312, bear the Private Placement Legend.

          SECTION 312.  Transfer Provisions.
                        -------------------

          Unless and until (i) an Initial Security is sold pursuant to an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) General.  The provisions of this Section 312 shall apply to all
              -------
     transfers involving any Physical Security and any beneficial interest in any Global Security.

          (b) Certain Definitions.  As used in this Section 312 only, "delivery"
              -------------------
     of a certificate by a transferee or transferor means the delivery to the Registrar or Co-Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Security and ownership of a beneficial interest in a Global Security, as the context requires; "transferring" a Global Security means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Co-Registrar that it has agreed to transfer; and "transferring" a Physical Security means transferring that portion of the principal amount thereof that the transferor has notified the Registrar or Co-Registrar that it has agreed to transfer.

          As used in this Indenture, "Accredited Investor Certificate" means a certificate substantially in the form set forth in Section 313; "Regulation S Certificate" means a certificate substantially in the form set forth in
     Section 314; "Rule 144A Certificate" means a certificate substantially in the form set forth in Section 315; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          (c)  [Intentionally Omitted]

          (d)  Deemed Delivery of a Rule 144A Certificate in Certain
               -----------------------------------------------------
     Circumstances. A Rule 144A Certificate, if not actually delivered, will be
     -------------
     deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Security, the transferor checks the box provided on the Physical Security to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a QIB within the meaning of Rule 144A, (y) it is aware that the transfer of Securities to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and
     (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Security, the transferee signs the certification provided on the Physical Security to that effect); or (B) the transferor holds the U.S. Global Security and is transferring to a transferee that will take delivery in the form of the U.S. Global Security.

          (e)  Procedures and Requirements.
               ---------------------------

          (1). If the proposed transfer occurs prior to the Offshore Security Exchange Date, and the proposed transferor holds:

               (A) a U.S. Physical Security which is surrendered to the Co-Registrar, and the proposed transferee or transferor, as applicable:

                    (i) delivers an Accredited Investor Certificate and, if
               required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Securities, then the Co-Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records,
               (y) cancel such surrendered U.S. Physical Security and (z) deliver a new U.S. Physical Security to such transferee duly registered in the name of such transferee in a principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Security.

                    (ii) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the Co-Registrar shall (x) cancel such surrendered U.S. Physical Security, (y) record an increase in the principal amount of the U.S. Global Security equal to the principal amount being transferred of such surrendered U.S. Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                    (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the Co-Registrar shall (x) cancel such surrendered U.S. Physical Security, (y) record an increase in the principal amount of the Offshore Global Security equal to the principal amount being transferred of such surrendered U.S. Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

               In the case described in Section 312(e)(1)(A)(i), the Co-Registrar shall deliver to the transferor a new U.S. Physical Security in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Security.

               (B) the U.S. Global Security, and the proposed transferee or transferor, as applicable:

                    (i) delivers an Accredited Investor Certificate and, if
               required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Securities, then the Co-Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records,
               (x) record a decrease in the principal amount of the U.S. Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Security to such transferee duly registered in the name of such transferee in a principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                    (ii) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

                    (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the Co-Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Security in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Offshore Global Security equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

               (C) the Offshore Global Security, and the proposed transferee or transferor, as applicable:

                    (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Securities, then the Co-Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records,
               (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Security to such transferee duly registered in the name of such transferee in a principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                    (ii) delivers (or is deemed to have delivered) a Rule 144A
               Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the Registrar or Co-Registrar shall (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Security equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                    (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until the Offshore Security Exchange Date occurs, beneficial interests in the Offshore Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

          (2) If the proposed transfer occurs on or after the Offshore Securities Exchange Date and the proposed transferor holds:

               (A) a U.S. Physical Security which is surrendered to the Registrar or Co-Registrar, and the proposed transferee or transferor, as applicable:

                    (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Securities, then the procedures set forth in Section 312(e)(1)(A)(i) shall apply.

                    (ii) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the procedures set forth in Section 312(e)(1)(A)(ii) shall apply.

                    (iii) delivers a Regulation S Certificate, then the Co-
               Registrar shall cancel such surrendered U.S. Physical Security and at the direction of the transferee, either:

                         (x) register such transfer in the name of such
                    transferee, record the date thereof in its books and records and deliver a new Offshore Physical Security to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Security, or

                         (y) if the proposed transferee is or is acting through
                    an Agent Member, record an increase in the principal amount of the Offshore Global Security equal to the principal amount being transferred of such surrendered U.S. Physical Security and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

               In any of the cases described in this Section 312(e)(2)(A)(i) or
          (iii)(x), the Co-Registrar shall deliver to the transferor a new U.S. Physical Security in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Security.

               (B) the U.S. Global Security, and the proposed transferee or transferor, as applicable:

                    (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Securities, then the procedures set forth in Section 312(e)(1)(B)(i) shall apply.

                    (ii) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the procedures set forth in Section 312(e)(1)(B)(ii) shall apply.

                    (iii) delivers a Regulation S Certificate, then the Co-
               Registrar shall (x) record a decrease in the principal amount of the U.S. Global Security in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                         (x) register such transfer in the name of such
                    transferee, record the date thereof in its books and records and deliver a new Offshore Physical Security to such transferee in principal amount equal to the amount of such decrease, or

                         (y) if the proposed transferee is or is acting through
                    an Agent Member, record an increase in the principal amount of the Offshore Global Security equal to the amount of such decrease.

               (C) an Offshore Physical Security which is surrendered to the Registrar or Co-Registrar, and the proposed transferee or transferor, as applicable:

                    (i) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Security, then the Co-Registrar shall (x) cancel such surrendered Offshore Physical Security, (y) record an increase in the principal amount of the U.S. Global Security equal to the principal amount being transferred of such surrendered Offshore Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                    (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the Co-Registrar shall (x) cancel such surrendered Offshore Physical Security, (y) record an increase in the principal amount of the Offshore Global Security equal to the principal amount being transferred of such surrendered Offshore Physical Security and
               (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                    (iii) does not make a request covered by Section
               312(e)(2)(C)(i) or Section 312(e)(2)(C)(ii), then the Co-
               Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records,
               (y) cancel such surrendered Offshore Physical Security and (z) deliver a new Offshore Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Security.

               In any of the cases described in this Section 312(e)(2)(C), the Co-Registrar shall deliver to the transferor a new U.S. Physical Security in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Security.

               (D) the Offshore Global Security, and the proposed transferee or transferor, as applicable:

                    (i) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Security, then the Co-Registrar shall (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Security equal to the amount of such decrease and
               (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                    (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

                    (iii) does not make a request covered by Section
               312(e)(2)(D)(i) or Section 312(e)(2)(D)(ii), then the Co-
               Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records,
               (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

          (f)  Execution, Authentication and Delivery of Physical Securities. In
               -------------------------------------------------------------
     any case in which the Co-Registrar is required to deliver a Physical Security to a transferee, the Company shall execute, and the Trustee shall authenticate and deliver, such Physical Security.

          (g)  Certain Additional Terms Applicable to Physical Securities.  (i)
               ----------------------------------------------------------
     Any transferee entitled to receive a Physical Security may request that the principal amount thereof be evidenced by one or more Physical Securities in any authorized denomination or denominations and the Registrar or Co-Registrar shall comply with such request if all other transfer restrictions are satisfied.

          (ii) In the event that a transferor transfers less than the entire principal amount of a Physical Security surrendered for transfer, following the transfer the Registrar or Co-Registrar shall deliver to the transferor a new Physical Security of the same type in principal amount equal to the untransferred portion of the surrendered Physical Security.

          (h)  Transfers Not Covered by Section 312(e).  The Co-Registrar shall
               ---------------------------------------
     effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 312(e), such recording to be done in accordance with the otherwise applicable provisions of Section 312(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

          (i)  General.  By its acceptance of any Security bearing the Private
               -------
     Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in the Indenture. Neither the Registrar nor the Co-Registrar shall register a transfer of any Security unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. Neither the Registrar nor the Co-Registrar shall be required to determine (but may rely upon a determination made by the Company) the sufficiency of any such certifications, legal opinions or other information.

          Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 313.  Form of Accredited Investor Certificate.
                        ---------------------------------------

                      TRANSFEREE LETTER OF REPRESENTATION

ValuJet Airlines, Inc.
c/o The Bank of New York, Trustee
101 Barclay Street, 21st Floor West
New York, New York  10286

Attention:  Corporate Trust Administration

Ladies and Gentlemen:

          In connection with our proposed purchase of $_______ aggregate principal amount of the 10 1/2% Senior Secured Notes due 2001 (the "Securities") of ValuJet Airlines, Inc. (the "Company"), we confirm that:

          1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act) after the later of the date of original issue of the Securities (or of any predecessor of this security) or the last day on which the Company or any affiliate of the Company was the owner of this security or any predecessor of this security, and (y) such later date, if any, as may be required by applicable laws (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States to "foreign purchasers" (as defined below) in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an "Accredited Investor") that is purchasing for its own account or for the account of such an institutional "accredited investor" that furnishes a letter substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an Accredited Investor within the meaning of subparagraph (a)(1), (2), (3) or
     (7) of

     Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act, or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or any other available exemption. In connection with any transfer of any Security, we will check the box provided on the reverse thereof relating to the manner of such transfer and surrender such Security to the Trustee.

          2. We are an Accredited Investor or a QIB purchasing Securities for our own account or for the account of one or more Accredited Investors, and we are acquiring Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the securities law of any state of the United States, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment in the Securities for an indefinite period.

          3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we and any such account are (a) a QIB, aware that the sale is being made in reliance on Rule 144A under the Securities Act,
     (b) an Accredited Investor, or (c) a person other than a U.S. person ("foreign purchasers"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in offshore transactions meeting the requirements of Rule 903 of Regulation S under the Securities Act.

          4. We have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company, and receive answers thereto, as we deem necessary in order to verify the information contained in the Offering Memorandum.

          We understand that the Trustee will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that transfers of such Securities are restricted as stated herein and that certificates representing such Securities will bear a legend to that effect.

          We represent that you, the Company, the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

          As used herein, the terms "offshore transaction", "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    Very truly yours,

                                    (NAME OF PURCHASER)

                                    By:___________________________

                                    Date:_________________________

          Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

                                    Name:_________________________
                                    Address:______________________
                                            ______________________

          314.  Form of Regulation S Certificate.
                --------------------------------

                            Regulation S Certificate
                            ------------------------

To:  THE BANK OF NEW YORK,
        Trustee (the "Trustee")
     101 Barclay Street
     New York, New York  10286

     Attention:   Corporate Trust Administration

     Re:  Indenture (the "Indenture") dated as of August 13, 1997 among ValuJet
                                                                        -------
          Airlines, Inc. (the "Company"), ValuJet, Inc. and the Trustee
          -------------------------------------------------------------

Ladies and Gentlemen:

          This Certificate relates to our proposed transfer of $____ principal amount of 10 1/2% Senior Secured Notes Due 2001 (the "Securities") issued under the Indenture. Terms are used in this Certificate as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). We hereby certify as follows:

          1. The offer of the Securities was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

          2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

          3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States.

          4. The proposed transfer of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Securities, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(c) of Regulation S.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [NAME OF SELLER]

                              By:__________________________
                                 Name:
                                 Title:
                                 Address:

Date of this Certificate:  _________ __, 199_

              SECTION 315.  Form of Rule 144A Certificate.
                            -----------------------------

                            Rule 144A Certificate
                            ---------------------

To:  The Bank of New York,
       Trustee (the "Trustee")
     101 Barclay Street
     New York, New York  10286


     Attention:  Corporate Trust Administration

     Re:  Indenture (the "Indenture") dated as of August 13, 1997 among ValuJet
          ---------------------------------------------------------------------
          Airlines, Inc. (the "Company"), ValuJet, Inc. and certain other
          ---------------------------------------------------------------
          Guarantors (as defined in the Indenture) and the Trustee
          --------------------------------------------------------

Ladies and Gentlemen:

          This Certificate relates to our proposed purchase of $____ principal amount of 10 1/2% Senior Secured Notes Due 2001 (the "Securities") issued under the Indenture. We and, if applicable, each account for which we are acting, are "qualified institutional buyers" within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Securities to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [NAME OF PURCHASER]

                              By:__________________________
                                 Name:
                                 Title:
                                 Address:

Date of this Certificate:  __________ __, 199_

          SECTION 316.  CUSIP Numbers.
                        --------------

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

          SECTION 401.  Satisfaction and Discharge of Indenture.
                        ---------------------------------------

          This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1)  either

               (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
          (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (b) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402.  Application of Trust Money.
                        --------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 501.  Events of Default.
                        -----------------

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

          (3) default in the purchase of Securities required to be purchased pursuant to an Offer to Purchase as described in Section 1019 and Section 1007 or pursuant to Section 1020; or

          (4) failure to perform or comply with the provisions described in
     Section 801; or

          (5) default in the performance, or breach, of any covenant or agreement of the Company or the Parent Company in this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with elsewhere in this Section 501), and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (6) a default or defaults under the terms of any instruments evidencing or securing, or of any agreements pursuant to which there may be issued, Debt of the Company, the Parent Company or any Restricted Subsidiary of the Guarantor having an outstanding principal amount of $10.0 million individually or in the aggregate, which Debt now exists or is hereafter Incurred, which default or defaults (i) result in the acceleration of the payment of such Debt, (ii) constitute the failure to pay all or any part of such Debt at the final Stated Maturity thereof (after expiration of any applicable grace period) or (iii) constitute the failure to pay when due at any time all or any part of such Debt under a single instrument or agreement that evidences or secures, or pursuant to which there may be issued, Debt having an outstanding principal amount of $16.0 million or more (after expiration of any applicable grace period); or

          (7) the rendering of final judgments or orders (not subject to appeal) against the Parent Company or any of its Subsidiaries which require the payment in money, either individually or in an aggregate amount, that is more than $15.0 million, which remain unstayed, undischarged or unbonded for a period of 60 days thereafter; or

          (8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Guarantor, the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor, the Company or any Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Guarantor, the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (9) the institution by the Guarantor, the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Guarantor, the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

          (10) failure to procure and maintain property and liability insurance in accordance with the provisions of Sections 1010 and 1102 continuing, in the case of failure to maintain such insurance, until the earlier of (x) 30 days after notice to the Company or the Trustee of the lapse or cancellation of such insurance, and (y) the date such lapse or cancellation is effective as to the Trustee; or

          (11) operation of any Aircraft after the insurance required by Sections 1010 and 1102 has been cancelled; or

          (12) except as provided in this Indenture, the Trustee does not have at all times a first priority perfected security interest in the Aircraft or the Company or any Guarantor asserts in writing that the security arrangements under the Indenture are not in full force and effect; or

          (13) any Guarantee required to be in full force and effect by the terms of this Indenture ceases to be in full force and effect or is declared null and void, or any of the Guarantors denies that it has any further liability under the Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture), and this condition shall have continued for a period of 60 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then Outstanding.

          SECTION 502.  Acceleration of Maturity; Rescission and Annulment.
                        --------------------------------------------------

          If an Event of Default (other than an Event of Default specified in Section 501(8) or 501(9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and, if the Bank Credit Agreements are in effect, to the Agent, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 501(8) or 501(9) occurs and is continuing, then the principal amount of all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                (A) all overdue interest on all Outstanding Securities,

                (B) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration and interest on such unpaid principal at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 501(6) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

          Upon a determination by the Company that the Bank Credit Agreements, if any, are no longer in effect, the Company shall promptly give to the Trustee written notice thereof, which notice shall be countersigned by the applicable Agent. Unless and until the Trustee shall have received such written notice with respect to such Bank Credit Agreement, the Trustee, subject to the TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that such Bank Credit Agreement is in effect (unless a Responsible Officer of the Trustee shall have actual knowledge to the contrary).

          SECTION 503.  Collection of Indebtedness; Provisions Regarding Sale by
                        --------------------------------------------------------
Trustee.
-------

          (a)  The Company covenants that if:

          (i) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (ii) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          (b) If the Company fails to pay such amounts forthwith upon such demand, the Collateral Trustee may be directed by the Trustee to do one or more of the following:

          (i) cause the Company, upon the written demand of the Collateral Trustee and at the Company's expense, to deliver promptly, and the Company shall deliver promptly, possession of all or such part of any Airframe, Engine or other Collateral as the Collateral Trustee may so demand to the Collateral Trustee, or its order, at such location on the Company's route system within the continental United States as the Collateral Trustee may request, or the Collateral Trustee, at its option, may enter upon the premises where all or any part of any Airframe, Engine or any other Collateral is located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same, together with any engine which is not an Engine but which is installed on an Airframe, subject to all of the rights of the owner, lessor or secured party of such engine; and in connection with any such delivery or repossession, the Company will provide storage for the Aircraft at such location to the extent facilities for such purpose are reasonably available to the Company at such time; provided, however, that if an Airframe is delivered with an engine (which is not an Engine) installed thereon, such engine, if owned by the Company, may at the option of the Collateral Trustee be exchanged with the Company for an Engine in accordance with the provisions of subparagraph (v) of this Section by summary proceedings or otherwise;

          (ii) subject to paragraph (b) of this Section, sell all or any part of an Airframe or any Engine at public or private sale, whether or not the Collateral Trustee shall at the time have possession thereof, as the Collateral Trustee may determine, or lease or otherwise dispose of all or any part of an Airframe or Engine as the Collateral Trustee, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; provided, however, that the Company shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Secured Obligations;

          (iii) in connection with its exercise of remedies hereunder, the Collateral Trustee may commence legal proceedings for and obtain the appointment of a receiver or receivers (to the extent such appointment is customary or otherwise advisable in such jurisdiction) to take possession of an Airframe, any Engine or any other Collateral pending the sale thereof pursuant either to the power of sale given in this Section 503, or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture;

          (iv) the Collateral Trustee may terminate and avoid any lease by the Company of any Airframe or any Engine by notice to the Company and the lessee under such lease; and

          (v) exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the Uniform Commercial Code of the State of New York or otherwise under Applicable Law.

          Upon every taking of possession of Collateral under this Section 503, the Collateral Trustee may, from time to time, at the expense of the Company, make all such expenditures for maintenance, storage, insurance, leasing, control, management, disposition, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, the Collateral Trustee shall have the right to maintain, store, insure, lease, control, modify, alter, sell, transfer, convey or otherwise dispose of or manage the Collateral and to exercise all rights and powers of the Company relating to the Collateral in connection therewith, as the Collateral Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Collateral Trustee may determine; and the Collateral Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Collateral Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Collateral Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of storage, leasing control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Collateral Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Collateral Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Collateral Trustee, and of all persons properly engaged and employed by the Collateral Trustee.

          In addition, the Company shall be liable for all legal fees and other costs and expenses incurred by the Collateral Trustee in connection with the exercise of remedies under the Indenture, including all costs and expenses incurred in connection with the retaking or return of an Airframe or any Engine or any other Collateral in accordance with the terms hereof or under Applicable Law, which amounts shall, until paid, be secured by the Lien of this Indenture.

          In connection with the exercise of remedies under this Section 502, at the request of the Collateral Trustee the Company shall promptly execute and deliver to the Collateral Trustee such instruments of title and other documents as the Collateral Trustee may deem necessary or advisable to enable the Collateral Trustee or an agent or representative designated by the Collateral Trustee, at such time or times and place or places as the Collateral Trustee may specify, to obtain possession of all or any part of the Collateral to which the Collateral Trustee shall at the time be entitled. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Collateral Trustee, the Collateral Trustee may obtain a judgment conferring on the Collateral Trustee the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Collateral Trustee, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.

          Nothing in the foregoing shall affect the right to each Holder to receive all payments of principal of (and premium, if any) and interest on, the Securities held by such Holders and all other amounts owing to such Holder as and when the same may be due and are payable in accordance with Article Three. Nothing in this Section shall diminish the rights of the Company under the Granting Clauses.

          (c) In connection with any sale of Collateral pursuant to Section 503, the Collateral Trustee, shall give the Company at least 10 days' prior notice of any public sale or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice. The Holders, whether acting directly or through the Collateral Trustee, shall be entitled at any sale pursuant to Section 503, to credit against the purchase price bid at such sale by such Holders all or any part of the unpaid Secured Obligations owing to such Holders and secured by the Lien of this Indenture; provided, however, that no Holder shall so credit such amounts, unless prior to or contemporaneously with any such purchase by such Holder, any obligations owed to any Persons having a higher priority of distribution pursuant to Section 1202 have been or are being paid in full.

          In connection with any such sale:

          (i) The Collateral Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

          (ii) All right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested. Such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Company, its successors or assigns;

          (iii) The receipt of the Collateral Trustee or of the Person making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Collateral Trustee or of such Person, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

          (iv) The Company shall not take any action to direct the order in which the Collateral or any part thereof shall be sold, or to hinder, delay or impede the exercise of any rights of the Collateral Trustee pursuant to the terms hereof.

          (d) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and neither the Trustee nor the Collateral Trustee shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          SECTION 504.  Trustee or Collateral Trustee May File Proofs of Claim.
                        ------------------------------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee or Collateral Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee or Collateral Trustee shall have made any demand on the Company for the payment of overdue principal of (premium, if any) or interest on the Securities) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or Collateral Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee or Collateral Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee or Collateral Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee or Collateral Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee or Collateral Trustee, such Trustee's agents and counsel, and any other amounts due the Trustee or Collateral Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee or Collateral Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or Collateral Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505.  Trustee May Enforce Claims Without Possession of
                        ------------------------------------------------
Securities.
----------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee or Collateral Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee or Collateral Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee or Collateral Trustee, such Trustee's or Collateral Trustee's agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 506.  Application of Money Collected.
                        ------------------------------

          (a) Any money collected by the Collateral Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          first, such payment as shall be required to reimburse the Collateral Trustee for any tax, expense, charge or other loss incurred by the Collateral Trustee (to the extent not previously reimbursed) (including, without limitation, the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Collateral Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Collateral Trustee, liquidated or otherwise, upon the Event of Default giving rise to such acceleration) shall be applied by the Collateral Trustee in reimbursement of such expenses;

          second, such payment as shall be required to reimburse the Indenture Trustee for any tax, expense, charge or other loss incurred (to the extent not previously reimbursed and including, without limitation, the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Trustee liquidated or otherwise, upon the Event of Default giving rise to such acceleration under Section 502) shall be distributed to the Trustee for its own account.

          third, such payment remaining as shall be required to pay in full the aggregate amount of fees and expenses payable to the Collateral Trustee and the Indenture pursuant to the terms of this Indenture, as the case may be (other than the amounts payable pursuant to clauses "first" and "second" of this Section 506), shall be distributed to the Collateral Trustee or Trustee, as the case may be;

          fourth, such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Securities, and then to pay in full the aggregate outstanding amount of principal of the Securities; and

          fifth, the balance, if any, of any such payment remaining thereafter
          -----
     shall be distributed to the Company.

          (b) Any payments received or held by the Collateral Trustee for which no provision as to the application thereof is made in this Indenture shall be distributed by the Collateral Trustee (i) to the extent received or realized at any time prior to the payment in full of all Secured Obligations, in the order of priority specified in Section 506 and (ii) to the extent received or realized at any time after payment in full of all Secured Obligations, in the following order of priority: first, in the manner provided in clause "first" of Section 506 and second, in the manner provided in clause "fifth" of Section 506.

          SECTION 507.  Limitation on Suits.
                        -------------------

          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium and Interest.
--------------------

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Security of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of any redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.
                        ----------------------------------

          If the Trustee, the Collateral Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission of the Trustee, the Collateral Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Collateral Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Collateral Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.
                        ------------------

          The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 513.  Waiver of Past Defaults.
                        -----------------------

          The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past default hereunder and its consequences, except a default

          (1) in respect of the payment of the principal of (or premium, if any) or interest on any Security, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 514.  Waiver of Stay or Extension Laws.
                        --------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or Collateral Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 515.  Undertaking for Costs.
                        ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or Collateral Trustee for any action taken or omitted by it as a Trustee or Collateral Trustee, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any part litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This
Section 515 does not apply to a suit by the Trustee or the Collateral Trustee hereof, as the case may be, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities.


                                 ARTICLE SIX

                       THE TRUSTEE AND COLLATERAL TRUSTEE

          SECTION 601.  Notice of Defaults.
                        ------------------

          Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of any such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(5) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

          SECTION 602.  Certain Rights of Trustee and the Collateral Trustee.
                        ----------------------------------------------------

          Subject to the provisions of TIA Sections 315(a) through 315(d) (determined as if the TIA were applicable to this Indenture at all times):

          (1) each of the Trustee and the Collateral Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee or the Collateral Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee or the Collateral Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee or the Collateral Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee or the Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee or the Collateral Trustee, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee or the Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee or the Collateral Trustee, as the case may be, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Collateral Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee or the Collateral Trustee may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee or the Collateral Trustee, as the case may be, shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) neither the Trustee nor the Collateral Trustee shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (9) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          Neither the Trustee nor the Collateral Trustee shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 603.  Neither Trustee nor the Collateral Trustee Responsible
                        ------------------------------------------------------
for Recitals or Issuance of Securities.
--------------------------------------

          The recitals contained herein and in the Securities, except for the Trustee's or the Collateral Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or the Collateral Trustee, as the case may be, assumes no responsibility for their correctness. Neither the Trustee nor the Collateral Trustee makes any representations as to the validity or sufficiency of this Indenture or of the Securities, except that each of the Trustee and the Collateral Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor the Collateral Trustee shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

          SECTION 604.  May Hold Securities.
                        -------------------

          The Trustee, the Collateral Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, or the Collateral Trustee, each in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, the Collateral Trustee, Authentication Agent, Paying Agent, Security Registrar or such other agent.

          SECTION 605.  Money Held in Trust.
                        -------------------

          Money held by the Trustee or the Collateral Trustee, as the case may be, in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee or the Collateral Trustee, as the case may be, shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 606.  Compensation and Reimbursement.
                        ------------------------------

          The Company agrees:

          (1) to pay to the Trustee or the Collateral Trustee from time to time such compensation as from time to time shall be agreed to in writing by the Trustee or the Collateral Trustee and the Company for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee or the Collateral Trustee, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Collateral Trustee, as the case may be, in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee or the Collateral Trustee and any predecessor Trustee or Collateral Trustee for, and to hold it harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section to compensate the Trustee or the Collateral Trustee, as the case may be, to pay or reimburse the Trustee or the Collateral Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee or the Collateral Trustee, as the case may be, shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee or the Collateral Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee or the Collateral Trustee, as the case may be, as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

          When the Trustee or the Collateral Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or
(9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 607.  Corporate Trustee Required; Eligibility.
                        ---------------------------------------

          There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50.0 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 608.  Resignation and Removal; Appointment of Successor.
                        -------------------------------------------------

          (a) No resignation or removal of the Trustee or the Collateral Trustee and no appointment of a successor Trustee or the Collateral Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee or the Collateral Trustee, as the case may be, in accordance with the applicable requirements of Section 609.

          (b) The Trustee or the Collateral Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee or the Collateral Trustee required by Section 609 shall not have been delivered to the Trustee or the Collateral Trustee, as the case may be, within 30 days after the giving of such notice of resignation, the resigning Trustee or the Collateral Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee or the Collateral Trustee, as the case may be.

          (c) The Trustee or the Collateral Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee or the Collateral Trustee, as the case may be, and to the Company.

          (d)  If at any time:

          (1) the Trustee or the Collateral Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

          (2) the Trustee or the Collateral Trustee shall cease to be eligible under Section 607(a) and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

          (3) the Trustee or the Collateral Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Collateral Trustee or of such Trustee's or Collateral Trustee's (as applicable) property shall be appointed or any public officer shall take charge or control of the Trustee or the Collateral Trustee or of such Trustee's property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee or the Collateral Trustee, as the case may be, or (ii) subject to TIA
Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Collateral Trustee and the appointment of a successor Trustee or the Collateral Trustee, as the case may be. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

          (e) If the Trustee or the Collateral Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee or Collateral Trustee, as the case may be, for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Collateral Trustee, as the case may be. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee or Collateral Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee or Collateral Trustee, as the case may be, the successor Trustee or Collateral Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or Collateral Trustee, as the case may be, and supersede the successor Trustee or Collateral Trustee appointed by the Company. If no successor Trustee or Collateral Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or Collateral Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee or Collateral Trustee and each appointment of a successor Trustee or Collateral Trustee, as the case may be, to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee or Collateral Trustee, as the case may be, and the address of its Corporate Trust Office.

          SECTION 609.  Acceptance of Appointment by Successor.
                        --------------------------------------

          Every successor Trustee or Collateral Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee or Collateral Trustee, as the case may be, an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee or Collateral Trustee shall become effective and such successor Trustee or Collateral Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee or Collateral Trustee, as the case may be; but, on request of the Company or the successor Trustee or Collateral Trustee, such retiring Trustee or Collateral Trustee, as the case may be, shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee or Collateral Trustee all the rights, powers and trusts of the retiring Trustee or Collateral Trustee and shall duly assign, transfer and deliver to such successor Trustee or Collateral Trustee all property and money held by such retiring Trustee or Collateral Trustee hereunder. Upon request of any such successor Trustee or Collateral Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee or Collateral Trustee all such rights, powers and trusts.

          Neither the successor Trustee nor the successor Collateral Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee or Collateral Trustee shall be qualified and eligible under this Article.

          SECTION 610.  Merger, Conversion, Consolidation or Succession to
                        --------------------------------------------------
Business.
--------

          Any corporation into which the Trustee or the Collateral Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Collateral Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or the Collateral Trustee, as the case may be, shall be the successor of the Trustee or the Collateral Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation shall be otherwise qualified and eligible under this Article. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 611.  Appointment of Authenticating Agent.
                        -----------------------------------

          At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50.0 million and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided, however, such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.

Dated:                                  THE BANK OF NEW YORK,
                                        Trustee

                                        By ___________________________
                                           as Authenticating Agent

                                        By____________________________
                                             Authorized Signatory


                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 701.  Disclosure of Names and Addresses of Holders.
                        --------------------------------------------

          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).



          SECTION 702.  Reports by Trustee.
                        ------------------

          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities hereunder, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

          SECTION 703.  Reports by Company.
                        ------------------

          The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the

     Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 801.  Parent Company or Company May Consolidate, Etc., Only on
                        --------------------------------------------------------
Certain Terms.
-------------

          Neither the Parent Company nor the Company may:

          (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Parent Company or any Restricted

     Subsidiary of the Parent Company (in a transaction in which such Subsidiary remains a Restricted Subsidiary);

          (ii) directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets;

          (iii) acquire, or permit any Restricted Subsidiary of the Parent Company to acquire, Capital Stock of or other ownership interests in any other Person such that such other Person becomes a Restricted Subsidiary; and

          (iv) purchase, lease or otherwise acquire, or permit any Restricted Subsidiary of the Parent Company to purchase, lease or otherwise acquire, all or substantially all of the properties and assets of any Person or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person, unless, in each case, (i),
     (ii), (iii) and (iv) above:

                (1) immediately before and after giving effect to such transaction (or series of transactions) and treating any Debt Incurred by the Parent Company or a Subsidiary of the Parent Company as a result of such transaction (or series of transactions) as having been Incurred by the Parent Company or such Subsidiary at the time of the transaction (or series of transactions), no Event of Default or Default shall have occurred and be continuing;

                (2) in a transaction (or series of transactions) in which the Parent Company or the Company does not survive or in which the Parent Company or the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets, the successor entity is a corporation, partnership, limited liability company or trust and is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all the obligations under the Indenture of the Parent Company or the Company, as the case may be;

                (3) immediately after giving effect to such transaction (or series of transactions), the Parent Company or the Company or the successor entity would have a Consolidated Net Worth equal to or greater than 90% of the Consolidated Net Worth of the Parent Company or the Company, as the case may be, immediately prior to such transaction (or series of transactions);

                (4) immediately after giving effect to such transaction (or series of transactions) the Consolidated Cash Flow Ratio of the Parent Company or, if applicable, the successor entity for the four full fiscal quarters immediately preceding consummation of such transaction (or series of transactions), determined on a pro forma basis as if such transaction (or series of transactions) had taken place at the beginning of such four full fiscal quarters, shall be not less than
          2.50 to 1;

                (5) if, as a result of any such transaction, property or assets of the Parent Company or any Subsidiary of the Parent Company would become subject to a Lien prohibited by Section 1011, the Parent Company or the successor entity will have secured the Notes as required by such covenant;

                (6) the Parent Company or the Company, as the case may be, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified herein.

          Notwithstanding the foregoing, the Airways Acquisition will be exempt from the restrictions of this Section 801, and the Issuer and any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Parent Company or another Restricted Subsidiary.

          SECTION 802.  Successor Substituted.
                        ---------------------

          Upon any consolidation of the Company or the Parent Company with or merger of the Company or the Parent Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company or the Parent Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or the Parent Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Parent Company under this Indenture with the same effect as if such successor Person had been named as the Company or the Parent Company herein and, in the event of any such conveyance or transfer, the Company or the Parent Company (which term shall for this purpose mean the Person named as the "Company" or the "Parent Company," as the case may be, in the parent Company, as the case may be, which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

          SECTION 803.  Securities to Be Secured in Certain Events.
                        ------------------------------------------

          If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any conveyance, lease or transfer of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1011 without equally and ratably securing the Securities, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such property or assets, secure the Outstanding Securities (together with, if the Company shall so determine any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Securities) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Securities to be so secured.


                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

          SECTION 901.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (3)  to add any additional Events of Default; or

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

          (6) to secure the Securities pursuant to the requirements of Section 803 or Section 1011 or otherwise.

          SECTION 902.  Supplemental Indentures with Consent of Holders.
                        -----------------------------------------------

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of or any installment of interest on any Security, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

          (3) modify any of the provisions of this Section or Sections 513 and 1021, or, following the mailing of an Offer to Purchase, modify the terms of this Indenture with respect to an Offer as described in Section 1019 and
     Section 1007 in a manner adverse to the Holders, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

          (4) create any lien on the property subject to this Indenture ranking prior to, or on a parity with, the security interest created by this Indenture, except such as are permitted by this Indenture or deprive any Holder of the benefit of the lien of this Indenture.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  Execution of Supplemental Indentures.
                        ------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  Effect of Supplemental Indentures.
                        ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  Conformity with Trust Indenture Act.
                        -----------------------------------

          Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Securities to Supplemental Indentures.
                        --------------------------------------------------

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          SECTION 907.  Notice of Supplemental Indentures.
                        ---------------------------------

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.


                                  ARTICLE TEN

                                   COVENANTS

          SECTION 1001.  Payment of Principal, Premium, If Any, and Interest.
                         ---------------------------------------------------

          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

          SECTION 1002.  Maintenance of Office or Agency.
                         -------------------------------

          The Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 1003.  Money for Security Payments to Be Held in Trust.
                         -----------------------------------------------

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  Corporate Existence.
                         -------------------

          Subject to Article Eight, each of the Guarantors and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of each of the Guarantors and the Company and each Subsidiary; provided, however, that none of the Guarantors nor the Company shall be required to preserve any such right or franchise if the Board of Directors of any of the Guarantors or the Company, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of any of the Guarantor and the Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1005.  Payment of Taxes and Other Claims.
                         ---------------------------------

          Each of the Parent Company and the Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon each of the Parent Company and the Company or any Subsidiary of the Parent Company or upon the income, profits or property of each of the Parent Company and the Company or any Subsidiary of the Parent Company and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of any of the Parent Company or the Company, as the case may be, or any Subsidiary of the Parent Company; provided, however, that none of the Parent Company nor the Company shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 1006.  Registration and Maintenance of Properties.
                         ------------------------------------------

          The Parent Company will cause all properties owned by the Parent Company or any Subsidiary of the Parent Company or used or held for use in the conduct of its business or the business of any Subsidiary of the Parent Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Parent Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Parent Company, desirable in the conduct of its business or the business of any Subsidiary of the Parent Company and not disadvantageous in any material respect to the Holders.

          SECTION 1007.  Purchase of Securities upon Change in Control.
                         ---------------------------------------------

          (a) Within 30 days following the date of the consummation of a transaction that results in a Change of Control (as defined below), the Company will commence an Offer to Purchase all outstanding Securities, at a purchase price equal to 101% of their aggregate principal amount plus accrued interest, if any, to the date of purchase in accordance with the procedures set forth in paragraphs (b) and (c) of this Section. Such obligation will not continue after a discharge of the Company and the Parent Company or defeasance from their obligations with respect to the Securities.

          (b) On or before the thirtieth day following any Change of Control, an Offer to Purchase will be sent, by first class mail, to Holders, accompanied by such information regarding the Parent Company and any Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include
(a) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to
Section 1009 (which requirements may be satisfied by delivery of such documents together with the Offer to Purchase), (b) a description of material developments in the Parent Company's business subsequent to the date of the latest of such financial statements referred to in Clause (a) of this subsection (including a description of the events requiring the Company to make the Offer to Purchase),
(c) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (d) any other information required by applicable law to be included therein. The Offer to Purchase will contain all instructions and materials necessary to enable Holders of the Securities to tender Securities pursuant to the Offer to Purchase. The Offer to Purchase will also state (i) that a Change of Control has occurred (or, if the offer to purchase is delivered in connection with an Asset Disposition, that an Asset Disposition has occurred) and that the Company will Offer to purchase the Holder's Securities, (ii) the expiration date of the Offer to Purchase, which will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer to Purchase (the "Expiration Date"), (iii) the Purchase Date for the purchase of Securities which will be within five Business Days after the Expiration Date, (iv) the aggregate principal amount of Securities to be purchased (including, if less than 100%, the manner by which such purchase has been determined pursuant to this Indenture) and the purchase price, and (v) a description of the procedure which a Holder must follow to tender all or any portion of the Securities.

          (c) To tender any Security, a Holder must surrender such Security at the place or places specified in the Offer to Purchase prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing). Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender. Any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

          (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities resulting from a Change of Control (or any Asset Disposition).

          SECTION 1008.  Statement by Officers as to Default.
                         -----------------------------------

          (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Debt in the principal amount of less than $1,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officer's Certificate specifying such event, notice or other action within five Business Days of its occurrence.

          SECTION 1009.  Provision of Financial Statements.
                         ---------------------------------

          (a)  Whether or not the Parent Company is required to be subject to
Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, the Parent Company shall file with the Commission the annual reports, quarterly reports and other documents which the Parent Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Parent Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Parent Company would have been required so to file such documents if the Parent Company were so required.

          (b) The Parent Company shall also (a) in any event within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and
(ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (excluding exhibits) which the Parent Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Parent Company were required to be subject to such Sections and (b) if filing such documents by the Parent Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

          SECTION 1010.  Insurance.
                         ---------

          Each of the Guarantors and the Company will, and will cause each of its Subsidiaries to, keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by each of the Guarantors and the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

          SECTION 1011.  Limitation on Liens.
                         -------------------

          The Parent Company may not, and may not permit any Restricted Subsidiary of the Parent Company to, Incur any Lien on any property of the Parent Company or any of its Restricted Subsidiaries, now owned or hereafter acquired, to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities (and, if the Parent Company may so determine, any other Debt of the Parent Company or of such Subsidiary that is not subordinate in right of payment to the Securities)
(x) equally and ratably with (or prior to) such Debt as to such property for as long as such Debt shall be so secured or (y) in the event such Debt is subordinate in right of payment to the Securities, prior to such Debt as to such property for as long as such Debt shall be so secured.

          The foregoing restrictions shall not apply to the following liens (collectively, the "Permitted Liens"):

          (i)   Liens securing only the Securities;

          (ii) Liens in favor of only the Parent Company and any of its Restricted Subsidiaries; provided, however, that upon either (a) the assignment or other transfer by any such Restricted Subsidiary of any such permitted Lien in its favor to a Person other than the Parent Company or another Restricted Subsidiary of the Parent Company or (b) such Restricted Subsidiary ceasing to be a Restricted Subsidiary, the provisions described in this Clause (ii) shall no longer be applicable to such Lien and such Lien shall be deemed to have been Incurred at the time of such transfer or other disposition or such cessation;

          (iii) any Lien existing on the date hereof as long as such Lien does not extend to any property that is not subject to such Lien, and does not secure any Debt that is not secured by such Lien, on such date;

          (iv) any Lien on Aircraft to secure Aircraft Acquisition Debt, which Lien is Incurred when such Debt is Incurred;

          (v) Liens to secure Debt Incurred for the purpose of financing all or any part of the purchase price of the property subject to such Liens; provided, however, that (a) the principal amount of any Debt secured by such a Lien does not exceed 80% of such purchase price, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item and (c) the incurrence of such Debt is permitted by the provisions described under Section 1012 or Section 1013;

          (vi) Liens on property existing immediately prior to the acquisition thereof (and not Incurred in anticipation of the financing of such acquisition); provided that the Debt secured by such Lien is otherwise permitted to be Incurred under the Indenture;

          (vii) any interest in or title of a lessor to any property subject to a Capital Lease Obligation which is otherwise permitted under the Indenture;

          (xiv) Liens (a) on an aggregate of four DC-9 aircraft to secure Debt of up to $3.0 million per aircraft, which is permitted to be Incurred under
     Section 1012 or Section 1013, Incurred to finance the acquisition and installation after June 30, 1997 of Stage 3 hush kit units on other aircraft and (b) on an aircraft to secure Debt, which is permitted to be Incurred under Section 1012 or Section 1013, Incurred to finance the acquisition and installation after June 30, 1997 of Stage 3 hush kit units on such aircraft;

          (xv) any Liens securing Debt Incurred to extend, renew, refinance or refund secured Debt which is permitted to be Incurred under Clause (viii) of the Section 1012 or Clause (x) of Section 1013; provided that such Liens do not extend to any property other than the property securing the Debt being so extended, renewed, refinanced or refunded;

          (xvi)  judgment Liens whose enforcement has been stayed; and

          (xvii) salvage and similar rights of insurers of the Aircraft, and other Liens with respect to which the Company shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Trustee.

          SECTION 1012.  Limitation on Parent Company Debt.
                         ---------------------------------

          The Parent Company may not Incur any Debt unless either (A) at the time of the Incurrence of such Debt, the Securities have been rated Investment Grade or (B) immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Ratio for the four full fiscal quarters next preceding the Incurrence of such Debt, calculated on a pro forma basis as if such Debt had been Incurred and the proceeds thereof had been received and so applied at the beginning of such four full fiscal quarters, would be greater than 2.50 to 1.

          Without regard to the foregoing limitation, the Parent Company may Incur the following Debt:

          (i) Debt under Bank Credit Agreements in an aggregate principal amount at any one time outstanding not in excess of the Bank Debt Limit;

          (ii)   Debt represented by the Securities;

          (iii)  Debt outstanding on the date of the Indenture;

          (xvii) salvage and similar rights of insurers of the Aircraft, and other Liens with respect to which the Company shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Trustee

          SECTION 1012.  Limitation on Parant Company Debt
                         ---------------------------------

          The Parent Company may not Incur any Debt unless either (A) at the time of the Incurrence of such Debt, the Securities have been rated Investment Grade or (B) immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Ratio for the four full fiscal quarters next preceding the Incurrence of such Debt, calculated on a pro forma basis as if such Debt had been Incurred and the proceeds thereof had been received and so applied at the beginning of such fiscal quarters, would be greater than 2.50 to 1.

          Without regard to the foregoing limitation, the Parent Company may Incur the following Debt:

          (i) Debt Under Bank Credit Agreements in an aggregate principal amount at any one time outstanding not in excess of the Bank Debt Limit;

          (ii)   Debt presented by the Securities;

          (iii)  Debt outstanding on the date of the Indenture;

          (iv) Debt owed by the Parent Company to any Wholly Owned Restricted Subsidiary of the Parent Company; provided, however, that upon either (A) the transfer or other disposition by such Wholly Owned Restricted Subsidiary of any Debt so permitted to a Person other than the Parent Company or another Wholly Owned Restricted Subsidiary of the Parent Company or (B) such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary, the provisions described in this Clause (iv) shall no longer be applicable to such Debt, and such Debt shall be deemed to have been incurred at the time of such transfer or other disposition or such cessation;

          (v)    Aircraft Acquisition Debt;

          (vi) Debt Incurred in connection with an acquisition of property which Debt (a) constitutes a part of the purchase price of such property or
     (b) is Incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing any part of the purchase price thereof and which property was not owned by the Parent Company or a Restricted Subsidiary of the Parent Company prior to such purchase; provided, however, the principal amount of such Debt does not exceed 80% of the purchase price of such property and provided, further, that the aggregate principal amount of all Debt Incurred pursuant to the provisions described under this Clause (vi) and Clause (v) of Section 1013, or all such Debt refinanced pursuant to Clause (viii) of this Section 1012 or Clause (x) of Section 1013, does not exceed $10.0 million at any one time outstanding;

          (vii) Debt (other than Securities) Incurred to finance the acquisition and installation after June 30, 1997 of Stage 3 hush kits units, which Debt is Incurred prior to, at the time of or within 180 days after the acquisition of such hush kit units and which hush kit units were not owned by the Parent Company or a Restricted Subsidiary of the Parent Company prior to such acquisition; provided that the aggregate principal amount of all Debt Incurred pursuant to the provisions described of this Clause (vii) and Clause (viii) of Section 1013, or all such Debt refinanced pursuant to Clause (viii) of this Section 1012 or Clause (x) of Section 1013, does not exceed $53.0 million at any one time outstanding;

          (viii) Debt Incurred to renew, extend, refund or otherwise refinance any Debt referred to in Clauses (ii) through (vii) of this Section 1012; provided, however, that in each case the principal amount of the Debt so Incurred does not exceed the principal amount of the Debt so renewed, extended, refunded or otherwise refinanced thereby, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Parent Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Parent Company incurred in connection with such refinancing; provided further that (A) in the case of any refinancing of Debt which is pari passu to the Securities, the refinancing Debt is made pari passu to the Securities or is subordinated in right of payment to the Securities and, in the case of any refinancing of Debt which is subordinated in right of payment to the Securities, the refinancing Debt is subordinated in right of payment to the Securities to substantially the same or a greater extent than the Debt being refinanced is so subordinated and (B) the refinancing Debt (x) does not provide for any payments of principal of such Debt to be made by the Parent Company or any Restricted Subsidiary of the Parent Company, for as long as any of the Securities are Outstanding, at the stated maturity thereof, by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder) (collectively, "Mandatory Payments"), in each case prior to the final stated maturity of the Debt being refinanced or of the Securities, whichever is earlier (unless the Debt being refinanced by its terms requires, without being subject to any contingency, that payments of the principal thereof be made on one or more specified dates prior to the final stated maturity thereof ("Scheduled Payments") and, on every date on which a Mandatory Payment would be due, the total amount of all Mandatory Payments that would be due on or before such date would not exceed the total amount of all Scheduled Payments that (absent such refinancing) would be due on or before such date and after the refinancing Debt is Incurred), and (y) does not permit, for as long as any Securities are outstanding, redemption or other retirement of such Debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced or of the Securities, whichever is earlier, other than a redemption or other retirement at the option of the holder of such Debt on terms and in circumstances that are substantially similar to those on and in which the Debt being refinanced may be redeemed or otherwise retired;

          (ix) Debt consisting of Permitted Interest Rate, Currency and Fuel Protection Agreements; and

          (x)    Debt not otherwise permitted to be Incurred pursuant to Clauses
     (i) through (ix) of this Section 1012 which, together with any other outstanding Debt Incurred pursuant to this Clause (x), has an aggregate principal amount not in excess of $45.0 million at any one time outstanding.

          SECTION 1013.  Limitation on Subsidiary Debt and Preferred Stock.
                         -------------------------------------------------

          The Parent Company may not permit any Restricted Subsidiary of the Parent Company to Incur, issue or suffer to exist any Debt or any Preferred Stock except:

          (i) Debt or Preferred Stock issued to and held by the Parent Company or a Wholly Owned Restricted Subsidiary of the Parent Company; provided, however, that upon either (x) the transfer or other disposition by the Parent Company or such Wholly Owned Restricted Subsidiary of any Debt or Preferred Stock so permitted to a Person other than the Parent Company or another Wholly Owned Restricted Subsidiary of the Parent Company or (y) such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary, the provisions of this Clause (i) shall no longer be applicable to such Debt or Preferred Stock and such Debt or Preferred Stock shall be deemed to have been Incurred or issued at the time of such transfer or other disposition or such cessation;

          (ii) Debt Incurred or Preferred Stock issued by a Person prior to the time such Person becomes a Restricted Subsidiary of the Parent Company (including by way of a merger or consolidation with another Restricted Subsidiary of the Parent

     Company), which Debt or Preferred Stock was not Incurred or issued in anticipation of and was outstanding prior to such transaction;

          (iii) Debt or Preferred Stock issued and outstanding on the date of the Indenture;

          (iv)   Aircraft Acquisition Debt;

          (v) Debt Incurred in connection with an acquisition of property which Debt (a) constitutes a part of the purchase price of such property or
     (b) is Incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing any part of the purchase price thereof and which property was not owned by the Parent Company or a Restricted Subsidiary of the Parent Company prior to such purchase; provided, however, that the principal amount of the Debt does not exceed 80% of the purchase price of such property and provided further that the aggregate principal amount of all Debt Incurred pursuant to the provisions described under this Clause (v) and Clause (vi) of the second paragraph of Section 1012, or all such Debt refinanced pursuant to Clause
     (x) of this Section 1013 or Clause (viii) of Section 1012, does not exceed $10.0 million at any one time outstanding;

          (vi) Debt consisting of Permitted Interest Rate, Currency and Fuel Protection Agreements, provided that any such interest rate or currency protection agreements are effected with respect to Debt Incurred to finance the purchase price of aircraft;

          (vii) Debt consisting of Guarantees of Debt Incurred by the Parent Company under Bank Credit Agreements in an aggregate principal amount at any one time outstanding not in excess of the Bank Debt Limit;

          (viii) Debt (other than the Securities) Incurred to finance the acquisition and installation after June 30, 1997 of Stage 3 hush kit units, which Debt is Incurred prior to, at the time of or within 180 days after the acquisition of such hush kit units and which hush kit units were not owned by the Parent Company or a Restricted Subsidiary of the Parent Company prior to such acquisition; provided that the aggregate principal amount of all Debt Incurred pursuant to the provisions described under this Clause (viii) and Clause (vii) of Section 1012, or all such Debt refinanced pursuant to Clause (x) of this Section 1013 or Clause (viii) of Section 1012, does not exceed $53.0 million at any one time outstanding;

          (ix) Debt consisting of Guarantees of the Securities Incurred by any Restricted Subsidiary upon such Person becoming a Restricted Subsidiary; and

          (x) Debt or Preferred Stock which is exchanged for, or the proceeds of which are used to refund or otherwise refinance, any Debt or Preferred Stock permitted to be outstanding pursuant to Clauses (ii) through (ix) above (or any extension or renewal thereof); provided, however, that in each case the aggregate principal amount, in the case of Debt, or liquidation preference, in the case of Preferred Stock, does not exceed the principal amount or liquidation preference of the Debt or Preferred Stock, as the case may be, so exchanged or refinanced plus the amount of any premium required to be paid in connection with such exchange or refinancing pursuant to the terms of the Debt or Preferred Stock being exchanged or refinanced or the amount of any premium reasonably determined by the Parent Company as necessary to accomplish such exchange or refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Parent Company incurred in connection with such exchange or refinancing; provided further that such exchange or refinancing Debt or Preferred Stock by its terms, or by the terms of any agreement or instrument pursuant to which such Debt or Preferred Stock is issued, (x) does not provide for payments of principal or liquidation value to be made by the Parent Company or any Restricted Subsidiary of the Guarantor, for as long as any of the Securities are outstanding, at the stated maturity of such Debt or final redemption date, if any, of such Preferred Stock, by way of a sinking fund applicable to such Debt or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Debt or Preferred Stock (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt or Preferred Stock upon an event of default thereunder) (collectively, "Subsidiary Mandatory Payments"), in each case prior to the final stated maturity or final redemption date (if any) of the Debt or Preferred Stock, respectively, being exchanged or refinanced and the final stated maturity of the Securities, whichever is earlier (unless the outstanding Debt or Preferred Stock being exchanged or refinanced by its terms requires, without being subject to any contingency, that payments of the principal or liquidation value thereof be made on one or more specified dates prior to the final stated maturity or final redemption date thereof ("Subsidiary Scheduled Payments") and, on every date on which a Subsidiary Mandatory Payment would be due, the total amount of all Subsidiary Mandatory Payments that would be due on or before such date would not exceed the total amount of all Subsidiary Scheduled Payments that (absent such exchange or refinancing) would be due on or before such date and after the exchange or refinancing Debt is Incurred or Preferred Stock is issued), and (y) does not permit, for as long as any Securities are outstanding, redemption or other retirement of such Debt or Preferred Stock at the option of the holder thereof prior to the final stated maturity or final redemption date (if any) of the outstanding Debt or Preferred Stock, respectively, being exchanged or refinanced and the final stated maturity of the Securities, whichever is earlier, other than a redemption or other retirement at the option of the holder of such Debt or

     Preferred Stock on terms and in circumstances that are substantially similar to those on and in which the outstanding Debt or Preferred Stock being exchanged or refinanced may be redeemed or otherwise retired.

          SECTION 1014.  Limitation on Restricted Payments.
                         ---------------------------------

          The Parent Company (i) may not, directly or indirectly, declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of its Capital Stock (or the Capital Stock of any Restricted Subsidiary) or to the holders thereof (excluding any dividends or distributions payable solely in shares of its Capital Stock (or the Capital Stock of any Restricted Subsidiary) other than Disqualified Stock or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock); (ii) may not, and may not permit any Restricted Subsidiary of the Parent Company to, purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Parent Company or any Related Person of the Parent Company or (b) any options, warrants or other rights to acquire, or any securities convertible or exchangeable into, shares of Capital Stock of the Parent Company or any Related Person of the Parent Company; (iii) may not make, or permit any Restricted Subsidiary of the Parent Company to make, any Investment that is not a Permitted Investment; and (iv) may not, and may not permit any Restricted Subsidiary of the Parent Company to, redeem, defease (whether legal, covenant or other defeasance), repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, 10 1/4% Notes or any Debt of the Company or the Parent Company that is subordinate in right of payment to the Securities or the Guarantee (each of the transactions described in Clauses (i) through (iv) of this paragraph being a "Restricted Payment"), if:

          (1) an Event of Default or a Default shall have occurred and be continuing,

          (2) the Parent Company would not, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated Cash Flow Ratio test described in the first paragraph of
     Section 1012, or

          (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments (excluding Restricted Payments referred to in Clause (ii) of the next succeeding paragraph and Recovered Restricted Payments) from the date hereof (the amount, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum of:
     (a) 50% of the Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing prior to the date hereof through the end of the Parent Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (provided that, if such Consolidated Net Income for such period is negative, 100% of such deficit for such period shall be taken into account for this purpose); and
     (b) 100% of the aggregate net cash proceeds from the issuance or sale (other than to a Restricted Subsidiary of the Parent Company) of Capital Stock (or the Capital Stock of any Restricted Subsidiary) other than Disqualified Stock of the Parent Company and options, warrants or other rights to acquire Capital Stock (or the Capital Stock of any Restricted Subsidiary) other than Disqualified Stock of the Parent Company and the principal amount of Debt of the Parent Company that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Parent Company after the date hereof.

          The foregoing covenant shall not be violated by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing covenant;
(ii) any refinancing of Debt permitted pursuant to Clause (viii) of the second paragraph of Section 1012 or any refinancing or exchange of Debt or Preferred Stock permitted pursuant to Clause (x) of Section 1013; (iii) any purchase, redemption or other acquisition or retirement for value of Capital Stock of the Parent Company or Debt with the proceeds of, or in exchange for, shares of Capital Stock (other than Disqualified Stock) of the Parent Company; (iv) the repurchase of 10 1/4% Notes or any Debt of the Company or the Parent Company that is subordinate in right of payment to the Securities or the Guarantees of the Guarantors hereunder in connection with an Asset Disposition or Change of Control; provided that the Company shall have made an Offer to Purchase the Securities, and shall have accepted and paid for any Securities properly tendered in connection therewith, in each case in accordance with the terms of this Indenture; (v) Investments acquired as a capital contribution to the Parent Company or in exchange for Capital Stock (other than Disqualified Stock) of the Parent Company; provided, however, that the amount of any such capital contribution or Investment acquired in exchange of Capital Stock shall not be added to the aggregate amount available to the Parent Company to make Restricted Payments as calculated under Clause (3)(b) of the preceding paragraph; and (vi) the repurchase of 10 1/4% Notes in an aggregate principal amount not to exceed $35.0 million.

          SECTION 1015.  Unrestricted Subsidiaries.
                         -------------------------

          (a) The Parent Company at any time may designate any Subsidiary as an "Unrestricted Subsidiary," whereupon (and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person shall be deemed to be an Unrestricted Subsidiary. In addition, the Parent Company may at any time terminate the status of any Subsidiary as an Unrestricted

Subsidiary, whereupon such Subsidiary and each other Subsidiary of the Parent Company (if any) of which such Subsidiary is a Subsidiary shall cease to be an Unrestricted Subsidiary.

          (b) Notwithstanding the foregoing, no change in the status of a Subsidiary of the Parent Company from a Restricted Subsidiary to an Unrestricted Subsidiary or vice versa shall be effective, and no Person may otherwise become a Restricted Subsidiary, if (i) the Consolidated Cash Flow Ratio for the four full fiscal quarters of the Parent Company next preceding the effective date of such purported change or other event, calculated on a pro forma basis as if such change or other event had been effective at the beginning of such period, would be less than 2.50 to 1, (ii) in the case of any change in status of such a Subsidiary from a Restricted Subsidiary to an Unrestricted Subsidiary, the aggregate of all Restricted Payments on and after the date hereof (excluding Restricted Payments referred to in Clause (ii) of the last paragraph of Section 1014 and Recovered Restricted Payments), plus the greater of the book value and the fair market value of all assets of such Restricted Subsidiary prior to such change, would exceed the amount specified in Clause (3) of the first paragraph of Section 1014, (iii) in the case of any change in status of such a Subsidiary from an Unrestricted Subsidiary to a Restricted Subsidiary, such Subsidiary could not then Incur or issue, pursuant to Section 1013, all Debt and Preferred Stock as to which it is then obligated or the issuer of at such time or (iv) such change or other event would otherwise result (after the giving of notice or the lapse of time, or both) in an Event of Default.

          (c) In addition and notwithstanding the foregoing, no Subsidiary of the Parent Company may become an Unrestricted Subsidiary, and the status of any Subsidiary as an Unrestricted Subsidiary shall be deemed to have been immediately terminated (with the effect described in paragraph (a) of this Section 1015) at any time when, (i) such Subsidiary (A) has outstanding Debt that is Unpermitted Debt or (B) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property of, the Parent Company or any Subsidiary that is not an Unrestricted Subsidiary or (ii) the Parent Company or any Subsidiary of the Parent Company that is not an Unrestricted Subsidiary (A) provides credit support for, or a Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (B) is directly or indirectly liable for any Debt of such Subsidiary. Any such termination otherwise prohibited by the restrictions described in the first sentence of paragraph (b) of this Section 1015 shall be deemed to result in a default under the Indenture. "Unpermitted Debt" means any Debt of a Subsidiary of the Parent Company if (x) a default thereunder (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced), or any right that the holders thereof may have to take enforcement action against such Subsidiary or its property, would permit (whether or not after the giving of notice or the lapse of time or both) the holders of any Debt of the Parent Company or a Subsidiary of the Parent Company that is not an Unrestricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against the Parent Company or any such other Subsidiary or (y) such Debt is secured by a Lien on any property of the Parent Company or any of its Subsidiaries that is not an Unrestricted Subsidiary.

          (d) Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, an amount equal to the greater of the book value and the fair market value of all assets of such Restricted Subsidiary prior to such change shall be deemed to be a Restricted Payment for purposes of calculating the aggregate amount for Restricted Payments under Section 1014.

          (e) Each Person that is or becomes a Subsidiary of the Parent Company shall be deemed to be a Restricted Subsidiary at all times when it is a Subsidiary of the Parent Company that is not an Unrestricted Subsidiary. Each Person that is or becomes a Wholly Owned Subsidiary of the Parent Company shall be deemed to be a Wholly Owned Restricted Subsidiary at all times when it is a Wholly Owned Subsidiary of the Parent Company that is not an Unrestricted Subsidiary.

          SECTION 1016.  Limitations Concerning Distributions by Subsidiaries,
                         -----------------------------------------------------
Etc.
---

          The Parent Company may not, and may not permit any of its Restricted Subsidiaries to, suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Parent Company (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Parent Company or any other Restricted Subsidiary of the Parent Company; (ii) to make loans or advances to the Parent Company or any Restricted Subsidiary of the Parent Company; or (iii) to transfer any of its property to the Parent Company or any Restricted Subsidiary of the Parent Company, except, in any such case, any encumbrance or restriction:

          (a) pursuant to any agreement in effect on the date hereof,

          (b) pursuant to an agreement relating to any Debt Incurred by such Subsidiary prior to and outstanding on the date on which such Subsidiary became a Subsidiary of the Parent Company (including by reason of a merger or consolidation with another Subsidiary of the Parent Company); provided that such Debt was not Incurred in anticipation of becoming a Subsidiary,

          (c) pursuant to an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; provided that such restriction terminates if such transaction is consummated or abandoned and if such agreement is terminated,

          (d) pursuant to customary non-assignment provisions in leases or purchase agreements entered into in the ordinary course of business, or

          (e) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in Clause (a) or (b) of this Section 1016; provided, however, that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing or refunding are no more restrictive in any material respect than the provisions contained in the agreement it replaces, as determined in good faith by the Board of Directors.

          SECTION 1017.  Limitation on Issuances and Sales of Capital Stock of
                         -----------------------------------------------------
Restricted Subsidiaries.
-----------------------

          The Parent Company shall not, and shall not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of or other ownership interests in such or any other Restricted Subsidiary, or options, warrants or other rights to acquire, or securities convertible into or exchangeable for, such Capital Stock or other ownership interests, to any Person (other than the Parent Company or a Wholly Owned Restricted Subsidiary) unless such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of and other ownership interests in such Restricted Subsidiary and the Net Available Proceeds from such sale, assignment, transfer or conveyance (including from the sale of any marketable cash equivalents received therein), less any Reinvested Amounts, are applied in accordance with Clause (iii) of Section 1019.

          SECTION 1018.  Limitation on Transactions with Affiliates and Related
                         ------------------------------------------------------
Persons.
-------

          The Parent Company may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of property, the rendering of any service or the making of any loan or advance) after the date of the Indenture with any Affiliate or Related Person unless (i) such Affiliate or Related Person is (both before and after such transaction) a Wholly Owned Restricted Subsidiary of the Parent Company; or (ii) the terms of the transaction are no less favorable to the Parent Company or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person and are in the best interests of the Parent Company or such Subsidiary; provided that, for any transaction (or series of related transactions) in which the total consideration given or to be provided by the Parent Company or such Subsidiary in or pursuant to such transaction (or series) (including cash, the fair value of non-cash property and the assumption of Debt) exceeds or will exceed $5.0 million, a majority of the members of the Board of Directors of the Parent Company who are disinterested with respect to such transaction (or series) shall determine that such transaction (or series) satisfies the criteria set forth in Clause (ii) above and shall evidence such determination by a Board Resolution filed with the Trustee.

          SECTION 1019.  Limitation on Certain Asset Dispositions.
                         ----------------------------------------

          (a) The Parent Company may not make, and may not permit any of its Restricted Subsidiaries to make, any Asset Disposition in one or more related transactions unless: (i) the Parent Company (or such Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined by the Board of Directors or Chief Financial Officer of the Parent Company in good faith and evidenced by a resolution of the Board of Directors or a certificate of the Chief Financial Officer filed with the Trustee; (ii) at least 75% of the consideration received by the Parent Company (or such Subsidiary) consists of cash or readily marketable cash equivalents or the assumption of Debt or other obligations of the Parent Company or any of its Restricted Subsidiaries (other than Debt or any other obligation subordinate in right of payment to the Securities) relating to such assets and release of the Parent Company and its Restricted Subsidiaries from all liability on such Debt or other obligations; and (iii) all Net Available Proceeds from such disposition (including from the sale of any marketable cash equivalents received therein), less any Reinvested Amounts, are applied by the Parent Company (or such Subsidiary as the case may be) within 180 days of such disposition (1) first, to the repayment (in whole or in part) of unsubordinated Debt then outstanding under any agreements or instruments which would require such application or which would prohibit payments pursuant to Clause (2) following; (2) second, to the extent of any remaining Net Available Proceeds after giving effect to Clause (1) ("Excess Proceeds"), to purchases of outstanding Securities pursuant to an Offer to Purchase at a purchase price equal to 100% of their principal amount plus accrued interest to the date of purchase; and (3) third, to the extent of any remaining Net Available Proceeds following completion of such Offer to Purchase, to any other use as determined by the Guarantors which is not otherwise prohibited by this Indenture.

          (b) Notwithstanding the foregoing, the Company shall not be required to purchase Securities pursuant to the requirements described in Clause (iii)(2) of the preceding paragraph if the Net Available Proceeds (less Reinvested Amounts) available for use to make an Offer to Purchase Securities, together with all Net Available Proceeds (less Reinvested Amounts) from prior Asset Dispositions which were available for use to make an Offer to Purchase, but were not so used pursuant to the provisions described in this paragraph, are less than $10.0 million. Notwithstanding the foregoing, if any Restricted Subsidiary in which a Reinvested Amount is invested becomes an Unrestricted Subsidiary thereafter, then such change in status shall be deemed to be an Asset Disposition with Net Available Proceeds of cash in an amount equal to such Reinvested Amount, and such an amount of cash shall be applied pursuant to Clause (iii) above (subject to this paragraph).

          (c) Any Offer to Purchase required by the provisions described above shall be effected by the sending of the written terms and conditions thereof (the "Offer Document"), by first class mail, to Holders of the Securities within 90 Business Days after the aggregate amount of Excess Proceeds exceeds $10.0 million. The contents of the Offer to Purchase and the requirements that a Holder must satisfy to tender any Note pursuant to such Offer to Purchase are substantially the same as those described in Section 801.

          (d) The provisions described in this subsection shall not apply to any Asset Disposition that constitutes a transfer, conveyance, sale, lease or other disposition of (x) all or substantially all the properties and assets of the Company or the Parent Company subject to the provisions described under Section 801 or (y) Collateral subject to the provisions of Section 1020.

          SECTION 1020.  Limitation on Collateral Sales; Event of Loss.
                         ---------------------------------------------

          (a) The Company shall not transfer, convey, sell, lease (other than leases and transfers of possession permitted under Article XI) or otherwise dispose of (a "Sale") any Aircraft or Engine unless the Company receives (i) consideration, consisting solely of cash, at the time of such Sale at least equal to the fair market value of the Aircraft or Engine disposed of (determined by the chief financial officer of the Company in good faith) or (ii) a Stage 3 Aircraft or Engine or, in the case of a Sale of any Stage 2 Aircraft or Engine only, a Stage 2 Aircraft or Engine, as the case may be, of the same or a more advanced model and having a value (determined by the Chief Financial Officer of the Company in good faith) and utility at least equal to, and in as good operating condition and repair and as airworthy as, the Aircraft or Engine subject to the Sale, assuming such Aircraft or Engine, as the case may be, was in the condition and repair required by this Indenture immediately prior to such Sale.

          (b) If the Company consummates a Sale for cash, or if an Event of Loss occurs, with respect to any Aircraft or Engine, the Trustee shall receive and hold, and if received by the Company, the Company shall pay over to the Trustee, the proceeds of such Sale or Event of Loss; provided that if the amount of such proceeds is less than the Initial Appraised Value of such Aircraft or Engine, the Company shall pay to the Trustee an additional amount equal to the difference between such proceeds and the Initial Appraised Value. The Company may, within 365 days after such Sale or Event of Loss, subject to the Lien of the Indenture, substitute a Stage 3 aircraft or engine or, in the case of a Sale of a Stage 2 Aircraft or Engine only, a Stage 2 aircraft or engine, of the same or a more advanced model and having a value (determined by the Chief Financial Officer of the Company in good faith) and utility at least equal to, and in as good operating condition and repair and as airworthy as, the Aircraft or Engine subject to the Sale or Event of Loss, assuming such Aircraft or Engine was in the condition and repair required by this Indenture immediately prior to the occurrence of such Sale or Event of Loss, and the Trustee shall, upon receipt of evidence of such substitution, pay to the Company the proceeds of such Sale or Event of Loss and any related additional amounts held by it. In the event the Company elects not to replace such Aircraft (or in the event such Aircraft or Engine is not replaced within 365 days after such Sale or Event of Loss), the Trustee shall refund to the Company, and the Company shall be required to apply, an amount equal to the proceeds received from such Sale or Event of Loss, together with any additional amounts paid to the Trustee by the Company with respect to the difference between the amount of such proceeds and the Initial Appraised Value of such Aircraft, to purchase Securities in the open market; provided that with respect to the proceeds of any Sale of or Event of Loss to an Aircraft, in no event shall the Company be required to so apply, and the Company shall be permitted to retain, amounts, if any, in excess of the Initial Appraised Value of such Aircraft unless such Aircraft was a Stage 2 Aircraft at the date such Initial Appraised Value was determined (or an Aircraft substituted for such Aircraft under the Indenture) and such Aircraft (or such substituted Aircraft) subsequently became a Stage 3 Aircraft, in which case the maximum amount the Company would be required to so apply shall be the Initial Appraised Value of such Aircraft plus $2.3 million.

          (c) Notwithstanding the foregoing, if the Company consummates a Sale, or an Event of Loss occurs, with respect to an Engine alone, the Company shall replace such Engine with another engine of the same or an improved model of the same or another manufacturer and suitable for installation and use on the Aircraft, and having a value and utility at least equal to and in as good operating condition as, the Engine subject to the Sale or Event of Loss, assuming such Engine was of the value and utility and in the condition and repair required by this Indenture immediately prior to the occurrence of such Sale or Event of Loss. Any cash received in connection with a Sale or an Event of Loss shall be held by the Trustee and invested in Permitted Collateral Investments until applied in accordance with this covenant. Upon payment to the Trustee of the proceeds from the Sale or an Event of Loss with respect to an Aircraft, together with any additional amounts paid to the Trustee by the Company in respect of the difference between the amount of such proceeds and the Initial Appraised Value of such Aircraft, as required by this Section 1020, the lien of the Indenture with respect to such Aircraft (but not the proceeds with respect thereto) shall terminate.

          (d) In the event of the occurrence of a cash Sale of an Aircraft or Engine, upon receipt by the Collateral Trustee of: (i) an Officer's Certificate wherein there is certification of the Company's compliance with Section 1020(a) and with the TIA, and (ii) proceeds of such Sale (plus any amount payable by the Company, if any, in accordance with Section 1020(b) above), the Collateral Trustee shall execute and deliver such instruments and documents of release of such Aircraft or Engine as may be reasonably necessary and as may be requested by the Company in order to effectuate the Sale of such Aircraft or Engine, free and clear of the Lien of this Indenture, including, without limitation, UCC termination statements, and release(s) for filing with the FAA.

          In the event of any substitution or replacement of an Aircraft or Engine in accordance with the foregoing Section 1020 (a) through (c), the Collateral Trustee and the Company shall execute and deliver an indenture supplement in the form of Annex B hereto (amended to comply with FAA filing requirements), wherein the Aircraft or Engine being replaced or substituted shall be released from the Lien of the Indenture and the replacement or substitute aircraft or engine shall be subjected to the terms of the Indenture and shall become an Aircraft or Engine pursuant hereto, all of which shall be duly and promptly filed with the FAA.

          The Collateral Trustee and the Company shall execute and deliver such additional documents and instruments as may be reasonably necessary to effectuate the terms of this Section 1020.

          SECTION 1021.  Waiver of Certain Covenants.
                         ---------------------------

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1007 through 1020, inclusive, if before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                ARTICLE ELEVEN

                      COVENANTS RELATING TO THE AIRCRAFT

          SECTION 1101.  Registration and Maintenance of Aircraft.
                         ----------------------------------------

          Notwithstanding the requirements of Section 1006, the Company, at its expense, shall cause each Aircraft to be duly registered, shall pay all costs of operating each Aircraft and shall maintain, service and repair each Aircraft so as to keep each Aircraft in as good operating condition as on the Closing Date, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification thereof to be maintained in good standing at all times (other than during temporary periods of repair, maintenance, modification, storage or grounding) under the Aviation Act; provided that in the event the Company leases the Aircraft in accordance with the terms of this Indenture to a Permitted Air Carrier organized and operating under the laws of a Permitted Country, such lease shall provide that the lessee shall (i) throughout the term of such lease, inspect, service, repair, overhaul and test the Aircraft in compliance with such lessee's maintenance program as approved by the applicable governmental authority and maintain the airworthiness certification of such Aircraft in such Permitted Country in good standing throughout the term of the lease; and (ii) return the Aircraft at the end of the term of the lease in an operating condition the same or better than the operating condition of the Aircraft when delivered to the lessee (ordinary wear and tear excepted), and in such condition as to qualify for a U.S. standard FAA certificate of airworthiness.

          SECTION 1102.  Insurance.
                         ---------

          Notwithstanding the requirements of Section 1010:

          (a) The Company will maintain, at its expense, all-risk aircraft hull insurance covering the Aircraft and all-risk property damage insurance covering Engines and Parts, including while temporarily removed from an Aircraft pending replacement, at all times in an amount not less than the aggregate Initial Appraised Value of all of the Aircraft (as such aggregate appraised value may be reduced from time to time in connection with an Asset Disposition permitted under the terms of this Indenture); provided that in no event will a Stage 3 Aircraft be insured for less than $5.5 million or a Stage 2 Aircraft be insured for less than $3.0 million. All policies covering loss or damage to such Aircraft shall be made payable to the Trustee for any Event of Loss to an Aircraft and for that portion, if any, of damage not constituting an Event of Loss to an Aircraft in excess of $900,000, which amount will be applied to repair of such Aircraft in accordance with this Indenture. The Company may self-insure a portion of these risks by means of a deductible or premium adjustment provision in insurance policies in such reasonable amount as is then applicable to other similar owned aircraft in the Company's fleet, but in no case will the self-insurance (including the self-insurance for public liability and property damage referred to below) with respect to all of the aircraft in the Company's fleet (including the Aircraft) exceed, for any policy period, 7.5% of the Consolidated Net Worth of the Company (during the preceding calendar year). The Company is also permitted a deductible per occurrence not in excess of the prevailing standard market deductible for similar aircraft in the case of damage to such Aircraft not constituting an Event of Loss to such Aircraft.

          (b) The Company will, at its expense, maintain public liability and property damage insurance (exclusive of manufacturer's product liability insurance) with respect to each Aircraft in amounts that are not less than the public liability and property damage insurance applicable to similar aircraft in the Company's or permitted lessee's fleet. The Company may self-insure a portion of these risks by means of deductible or premium adjustment provisions in insurance policies which are subject to the same limitation with respect to the aggregate amount of self-insurance as that set forth in the third sentence of subsection (a) of this Section 1102 for insurance for risks of loss or damage to such Aircraft. The Company is also permitted a deductible per occurrence not in excess of the prevailing standard market deductible for similar aircraft.

          (c) To the extent that a lessee of an Aircraft maintains insurance policies which name the Trustee as loss payee and which comply with the terms of the Indenture, the Company will not be required to maintain such insurance coverage. The Trustee and the Company will be named as insured parties under all insurance policies required with respect to such Aircraft. If and to the extent that the Company or a lessee operates the Aircraft (A) on routes where it maintains war risk insurance in effect with respect to other similar equipment or (B) on routes where the custom in the industry is to carry such insurance, the Company or such lessee shall maintain such insurance with respect to the Aircraft in an amount not less than the Initial Appraised Value of the Aircraft; provided that in no event will a Stage 3 Aircraft be insured for less than $5.5 million or a Stage 2 Aircraft be insured for less than $3.0 million. Unless the Aircraft is operated or used under a contract with the U.S. Government pursuant to which the U.S. Government assumes liability for damage or loss to such Aircraft and to other property or persons, the Company may not operate or locate any such Aircraft outside the United States and Canada (i) in any war zone or recognized or, in the Company's reasonable judgment, threatened area of hostilities, unless such Aircraft is covered by war risk insurance, or (ii) in any area excluded from the insurance coverage required by this Indenture.

          (d) All insurance proceeds received by the Collateral Trustee as a result of an occurrence of an event not constituting an Event of Loss to either an Engine or the Aircraft shall be paid over to the Company upon certification by the Company that repair of such Aircraft or Engine has been accomplished in accordance with Section 1101 of this Indenture. In addition, with respect to an occurrence of an event not constituting an Event of Loss to either an Engine or the Aircraft, the Collateral Trustee shall pay over to the Company all insurance proceeds it receives which are at or below the threshold set forth in Section 1102(a), retaining only the excess above such amount, to be helf and applied in accordance with this
     Section 1102(d).

          (e) The Company shall deliver to the Trustee a certificate executed by an officer entitled to execute an Officer's Certificate, which certificate shall be delivered annually at or prior to the time that the Company is required to file such reports as it is required to file pursuant to Section 703 herein, stating that all insurance policies required to be maintained by the Company pursuant to this Section continue in full force and effect.

          SECTION 1103.  Possession, Lease and Transfer.
                         ------------------------------

          (a) The Company may lease any Aircraft or Engine to a Permitted Air Carrier pursuant to a Permitted Aircraft Lease if such Permitted Aircraft Lease meets the following conditions:

          (i) the Trustee shall have received an Opinion of Counsel to the effect that, among other things, the lien of the Indenture continues to be perfected, the Indenture continues to be enforceable against the parties thereto and the Trustee maintains its right to repossession thereunder, in each case pursuant to applicable law;

          (ii) at the time that the Company enters into such Permitted Aircraft Lease, the Company shall not be subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, shall not be seeking any reorganization or any readjustment of its debts and shall not be, and shall not have substantially all of its property, in the possession of any liquidator, trustee, receiver or similar person; and

          (iii) any such Permitted Aircraft Lease (i) shall include provisions for the maintenance, operation, possession, inspection and insurance of the Aircraft that are the same in all material respects as the applicable provisions of the Indenture, (ii) shall not extend beyond the end of the final maturity date of the Securities and (iii) shall be expressly subject and subordinate to all the terms of this Indenture and to the rights, powers and remedies of the Trustee hereunder.

          (b) The Company (and any permitted lessee) may (i) transfer possession of any Aircraft pursuant to "wet lease" or similar arrangements, in each case whereby the Company (or such permitted lessee) maintains operational control of the Aircraft; (ii) transfer possession of any Aircraft or the Engines, other than by lease, through transfers to the U.S. Government and transfers in connection with maintenance or modifications; (iii) transfer possession of the Engines and any Parts from time to time installed on any Aircraft or Engine other than by lease through transfers in connection with interchange and pooling arrangements with certificated "air carriers" within the meaning of the Aviation Act or FAA licensed repair stations; or (iv) install one or more of the Engines on airframes owned, mortgaged, leased or subject to conditional purchase by the Company (or such permitted lessee); provided that the rights of the parties to agreements related thereto effectively provide that such Engines shall not become subject to the lien of such agreement notwithstanding the installation thereof on such airframe, in each case subject to the following paragraph.

          The Collateral Trustee hereby agrees, for the benefit of the Company (any any lessee) and for the benefit of any other mortgagee or other holder of a security interest in any engine owned by the Company (or any lessee), any lessor of any engine leased to the Company or any lessee) any any conditional vendor of any engine purchased by the Company (or any lessee) subject to a conditional sale agreement or any other security agreement, which engine is not an Engine, that no interest shall be created under this Indenture in any engine so owned, leased or purchased and that neither the Collateral Trustee nor its successors in trust or assigns will acquire or claim, as against the Company (or any lessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on an Airframe; provided, however, that such agreement of the Collateral Trustee shall not be for the benefit of any lessor or secured party of any airframe leased to the Company (or any lessee) or purchased by the Company (or any lessee) subject to a conditional sale or other security agreement or for the benefit of any mortgageee of or any other holder of a security itnerest in an airframe owned by the Company (or any lessee), unless such lessor, conditional vendor, other secured party or mortgageee has agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage and may consist of a paragraph similar to this paragraph) that neither it nor its successor or assigns will acquire, as against the Collateral Trustee, any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

          (c) If any Aircraft is leased or the possession is otherwise transferred, such Aircraft shall remain subject to the lien of the Indenture.
No lease of any Aircraft shall be for a term in excess of five years beyond the maturity of the Securities and the Company shall grant to the Trustee for the equal and ratable benefit of the Holders of the Securities a security interest in such lease; provided that, at all times prior to an Event of Default (and for so long thereafter as any such Event of Default has not been cured or waived), the Company (x) shall be entitled to receive and retain all payments made pursuant to the lease; and (y) shall be entitled to exercise (to the exclusion of the Trustee) all rights and remedies of the "lessor" under the lease and grant such consents, waivers and enter into such amendments to the lease as are consistent with the provisions of this Indenture and as the Company may determine appropriate in the reasonable exercise of its discretion.

          SECTION 1104.  Liens.
                         -----

          The Aircraft shall be maintained by the Company free of any Liens, other than the rights of the Trustee under this Indenture and Permitted Liens.

          SECTION 1105.  Certain Further Limitations on Leasing or Other
                         -----------------------------------------------
Relinquishment of Possession.
----------------------------

          Notwithstanding anything to the contrary in Section 1103:

          (a) The rights of any person that receives possession of the Aircraft in accordance with Section 1103 shall be subject and subordinate to all the terms of this Indenture, and to the Trustee's rights, powers and remedies hereunder, including, without limitation (i) Trustee's right to repossess the Aircraft pursuant to Section 503, (ii) the Trustee's right to terminate and avoid such lease, delivery, transfer or relinquishment of possession upon the occurrence of an Event of Default and (iii) the right to require such person to forthwith deliver the Aircraft, the Airframe and Engines subject to such transfer upon the occurrence of an Event of Default; and

          (b) The Company shall ensure that no sublease, delivery, transfer or relinquishment permitted under Section 1103 shall affect the United States registration of the Aircraft, unless made in accordance with the provisions of Section 1106.

              SECTION 1106.  Trustee's Acknowledgement of Company's Right to
                             -----------------------------------------------
     Foreign Registration.
     --------------------

          The Trustee hereby agrees:

          (a) that the Company shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

              (i) no Event of Default shall have occurred and be continuing at the time of such registration;

              (ii) such proposed change of registration is made in connection with a Permitted Aircraft Lease to a Permitted Air Carrier;

              (iii) such country is a Permitted Country with which the United States maintains normal diplomatic relations at the time of such registration; and

              (iv) the Trustee shall have received an Opinion of Counsel (subject to customary exceptions) reasonably satisfactory to the Trustee addressed to each such party to the effect that:

               (A) such Permitted Country would recognize the Trustee's security interest in, and right to possession of the Aircraft;

               (B) the obligations of the Company, and the rights and remedies of the Trustee, under this Indenture in connection with such change in registration are valid, binding and enforceable under the laws of such Permitted Country (or the laws of the country to which the laws of such Permitted Country would refer as the applicable governing law);

               (C) after giving effect to such change in registration, the Lien of the Indenture on the Trustee's right, title and interest in and to the Aircraft shall be a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Trustee shall have received a certificate from the Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Trustee on or prior to the effective date of such change in registration;

               (D) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Trustee, as the case may be, for the Trustee to qualify to do business in such Permitted Country as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft pursuant to the lease; and

               (E) unless the Company or the lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such Permitted Country (so long as the Aircraft is registered under the laws of such Permitted Country), the laws of such Permitted Country require fair compensation by the government of such Permitted Country payable in currency freely convertible into United States dollars and freely removable from such Permitted Country (without license or permit, unless the Company, prior to such proposed reregistration, has obtained such license or permit) for the taking or requisition by such government of such use.

          (b) In addition, as a condition precedent to any change in registration, the Company shall have given to the Trustee assurances reasonably satisfactory to it:

               (i) to the effect that the provisions of Section 1101 shall be complied with after giving effect to such change of registration; and

               (ii) of the payment by the Company of all reasonable out-of-pocket expenses of the Trustee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to the Company and the Trustee, (2) any filing or recording fees, taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Trustee for the benefit of Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of the Trustee for the benefit of Holders.

          (c) The Trustee shall cooperate in, and shall execute and deliver such documents as may be reasonably required to effectuate a lease of an Aircraft or Engine in accordance with the foregoing.


                                ARTICLE TWELVE

                                   SECURITY

          SECTION 1201.  Registration; Replacement and Pooling of Parts;
                         -----------------------------------------------
Alterations, Modifications and Additions.
----------------------------------------

          (a) The Company will be required, except under certain circumstances, to record, or maintain the recordation of, this Indenture, among other documents, with respect to the Collateral under the Aviation Act or the Uniform Commercial Code, as applicable. Such recordation of this Indenture with respect to such Collateral will give the Collateral Trustee a first priority perfected security interest in the related Collateral, no matter where located.

          (b) Except as otherwise provided in Section 1020 and the proviso to the third sentence of paragraph (e) of this Section 1201, the Company (and its permitted lessee), at its own cost and expense, will, so long as such Airframe or Engine is subject to the Lien of this Indenture promptly replace (or cause to be replaced) all Parts that may from time to time become worn out, obsolete, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Company (or its permitted lessee), at its own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Company, at its own cost and expense, shall, except as otherwise provided in Section 1020 or the proviso to the third sentence of paragraph (e) of this Section 1201, replace such Parts as promptly as practicable with replacement Parts or temporary replacement parts as provided in paragraph (d) of this Section 1201. All replacement Parts shall be free and clear of all Liens except for Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

          (c) Except as otherwise provided in the proviso to the third sentence of paragraph (e) of this Section 1201, any Part at any time removed from an Airframe or Engine shall remain subject to the Lien of this Indenture, no matter where located, until such time as such Part shall be replaced by a Part that has been incorporated or installed in or attached to such Airframe or Engine and that meets the requirements for replacement Parts specified in paragraph (b) of this Section. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe or Engine as provided in paragraph (b) of this Section, without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Collateral Trustee and shall no longer be deemed a Part hereunder, and (ii) such replacement Part shall become subject to this Indenture and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

          (d) Any Part removed from an Airframe or Engine as provided in paragraph (b) of this Section may be subjected by the Company (or any permitted lessee) to a pooling or parts leasing agreement or arrangement of a type customary in the airline industry entered into in the ordinary course of the Company's (or any permitted lessee's) business with any air carrier; provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with paragraphs (b) and (c) of this Section as promptly as practicable after the removal of such removed Part. In addition, any temporary replacement part when incorporated or installed in or attached to an Airframe or any Engine in accordance with paragraph (b) of this Section may be owned by another airline or vendor as customary in the U.S. airline industry, subject to a pooling or parts leasing arrangement; provided, however, that the Company (or any permitted lessee), at its expense within a commercially reasonable time, either (i) causes such temporary replacement part to become subject to the Lien of this Indenture, free and clear of all Liens except Permitted Liens, at which time such temporary replacement part shall become a Part or (ii) replaces such temporary replacement part by incorporating or installing in or attaching to such Airframe or Engine a further replacement Part owned by the Company (or any permitted lessee) free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Indenture in accordance with paragraph (c) of this Section.

          (e) The Company (and any permitted lessee), at its own expense, shall make alterations and modifications in and additions to each Airframe and Engine as may be required to be made from time to time by applicable law regardless of upon whom such requirements are, by their terms, nominally imposed; provided, however, that the Company (and any permitted lessee) may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Lien of this Indenture. In addition, the Company, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to any Airframe or Engine as the Company (or any permitted lessee) may deem desirable in the proper conduct of its business (including, without limitation, removal of Parts); provided, however, that no such alteration, modification or addition diminishes, in the Company's reasonable judgment, the value, utility, condition, airworthiness or remaining useful life of such Airframe or Engine below the value, utility, condition, airworthiness or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming such Airframe or Engine was then in the condition required to be maintained by the terms of this Indenture, except that the value (but not the utility, condition, airworthiness or remaining useful life) of any Aircraft may be reduced by the value of Parts which the Company (or any permitted lessee) deems obsolete or no longer suitable or appropriate for use in such Aircraft which shall have been removed and not replaced, if the aggregate value of all such obsolete or unsuitable Parts removed from such Aircraft and not replaced shall not exceed $500,000.
All Parts incorporated or installed in or attached or added to any Airframe or Engine as the result of any alteration, modification or addition effected by the Company (or any permitted lessee) shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Indenture; provided, however, that the Company (or any permitted lessee) may, at any time so long as an Airframe or Engine is subject to the Lien of this Indenture, remove any such Part from such Airframe or Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 1101 or the first sentence of this paragraph (e) and (iii) such Part can be removed from such Airframe or Engine without diminishing or impairing the value, condition, utility, airworthiness or remaining useful life which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not been effected by the Company (or any permitted lessee), assuming the Aircraft was otherwise maintained in the condition required by this Indenture. Upon the removal by the Company (or any permitted lessee) of any such Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Collateral Trustee and such Part shall no longer be deemed a Part hereunder.

          SECTION 1202.  Insignia.
                         --------

          The Company shall maintain or cause to be maintained in the cockpit of each Airframe in a location reasonably adjacent to the airworthiness certificate and on each Engine, a metal nameplate identifying the security interest of the Collateral Trustee in the Aircraft, as follows:

                   "Subject to a security interest in favor
                             of Bank of New York,
                            as Collateral Trustee"

The Company will not allow the name of any Person other than the Collateral Trustee, or its respective successors or assigns, to be placed on any Airframe or Engine as a designation that might be interpreted as a claim of ownership or of any security interest therein, except that the Company or any permitted lessee may operate the Airframes and Engines in its livery, including its name and logo.

          SECTION 1203.  Inspection.
                         ----------

          At all reasonable times so long as an Aircraft is subject to the Lien of this Indenture, upon at least 15 days' prior notice to the Company and at a time and place reasonably acceptable to the Company, the Collateral Trustee or its authorized representative may at its own expense and risk conduct a visual walk-around inspection of such Aircraft and any Engine and may inspect the books, logs and records of the Company relating to the operation and maintenance thereof; provided, however, that (a) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations,
(b) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of any Airframe or Engine or with the normal conduct of the Company's or a permitted lessee's business, and
(c) the Company shall not be required to undertake or incur any additional liabilities in connection with any such inspection. All information obtained in connection with any such inspection shall be held confidential by the Collateral Trustee and shall not be furnished or disclosed by it to anyone other than its bank examiners, regulators, auditors, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority or as may be necessary to enforce the terms of this Indenture. The Collateral Trustee shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. No inspection under this Section shall relieve the Company of any of its obligations under this Indenture.

          SECTION 1204.  Requisition for Use.
                         -------------------

          In the event of a requisition for use by any government of any Airframe and the Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Indenture, the Company shall promptly notify the Collateral Trustee of such requisition and all of the Company obligations under this Indenture shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Company shall have been prevented or delayed by such requisition; provided, however, that the Company's obligations under this Section 1204 with respect to the occurrence of an Event of Loss, for the payment of money and under Sections 1010 and 1102 shall not be reduced or delayed by such requisition. Any payments received by the Collateral Trustee or the Company from such government with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of an Aircraft or Engine resulting from the requisition for use by a government of such Aircraft or Engine, the Company will replace such Aircraft or Engine hereunder by complying with the terms of Section 1020 and any payments received by the Collateral Trustee or the Company from such government with respect to such requisition shall be paid over to, or retained by, the Company.

          SECTION 1205.  Discontinuance of Proceedings.
                         -----------------------------

          In case the Collateral Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such proceeding, then and in every such case the Company, the Collateral Trustee and the Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Trustee shall continue as if no such proceedings had been instituted.

          SECTION 1206.  Termination of Interest in Collateral.
                         -------------------------------------

          A Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal amount of, and interest on, and other amounts due under all Securities held by such Holder and all other sums due to such Holder under this Indenture shall have been paid in full.


                               ARTICLE THIRTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1301.  Company's Option to Effect Defeasance or Covenant
                         -------------------------------------------------
Defeasance.
----------

          The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

          SECTION 1302.  Defeasance and Discharge.
                         ------------------------

          Upon the Company's exercise of the above option, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due; (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003; (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities.

     with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

          (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (7) and (8) of Section 501 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (4) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (5) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

          SECTION 1305.  Deposited Money and U.S. Government Obligations to Be
                         -----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.
---------------------------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1306.  Reinstatement.
                         -------------

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's

          SECTION 1305.  Deposited Money and U.S. Government Obligations to Be
                         -----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.
---------------------------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1306.  Reinstatement.
                         -------------

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                               ARTICLE FOURTEEN

                                  GUARANTEES

          SECTION 1401.  Guarantee of Payment.
                         --------------------

          Each of the Guarantors hereby irrevocably and unconditionally guarantees (and each Person who becomes a Guarantor shall irrevocably and unconditionally guarantee, pursuant to the provisions hereof) to each Holder of a Security, the due and punctual payment of principal of (and premium, if any) and interest on such Security payable by the Company under (i) each such Security or (ii) this Indenture, when and as the Company's obligations hereunder or thereunder shall become due and payable in accordance with the terms of such Security or of this Indenture, respectively. In case of a failure of the Company to pay or provide for punctually any such amounts, each of the Guarantors hereby agrees (and each Person who becomes a Guarantor shall agree) upon written demand by the Trustee, to pay or cause to be paid any such amounts punctually when and as the same shall become due and payable. Each of the Guarantors hereby agrees (and each Person who becomes a Guarantor shall agree) that its obligations under this Section are joint and several and constitute a guarantee of payment when due and not of collection.

          SECTION 1402.  Unconditional Nature of Guarantee.
                         ---------------------------------

          Each of the Guarantors hereby agrees (and each Person who becomes a Guarantor shall agree) that its obligations under the guarantee set forth in
Section 1401 shall be irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Securities against the Company, the absence of any action to enforce the Company's obligations under the Securities, any waiver or consent by a Holder with respect to any provisions thereof, any amendment to the terms under which the Securities are issued, any release of collateral related to the Securities, the bankruptcy of the Company or any circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that each of the Guarantors (and each Person who becomes a Guarantor) shall be entitled to exercise any right that the Company could have exercised under the Indenture to cure any default in respect of its obligations under the Indenture or the Securities, if any, but only to the extent such right, if any, is provided to the Company under this Indenture or the Securities.

          SECTION 1403.  Release of Guarantee.
                         --------------------

          The ValuJet Guarantee shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any person not an Affiliate of the Company of all of the Company's stock, or all or substantially all of the assets of the Company, provided, however, that such sale, exchange or transfer is made in accordance with the terms of this Indenture.

          SECTION 1404.  Subrogation.
                         -----------

          The Guarantors shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantors pursuant to the provisions of Section 1401; provided, however, that, if an Event of Default, or any event which with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing, the Guarantors shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

          SECTION 1405.  Reinstatement.
                         -------------

          Each of the Guarantors hereby agrees (and each Person who becomes a Guarantor shall agree) that the guarantee provided for in Section 1401 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any of the Guarantors.

          SECTION 1406.  Waiver.
                         ------

          Each of the Guarantors hereby waives (and each Person who becomes a Guarantor shall waive) (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in Section 1401, notice of any kind in connection with the Indenture or the Securities and the guarantee provided for in Section 1401, or (ii) any requirement that a Holder exhaust any right to take any action against the Company or any other person prior to or contemporaneously with proceeding to exercise any right against any of the Guarantors pursuant to the guarantee set forth in Section 1401.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    VALUJET AIRLINES, INC.


                                    By__________________________________
                                      Name:
                                      Title:


                                    VALUJET, INC., as Guarantor


                                    By__________________________________
                                      Name:
                                      Title:


                                    VALUJET MANAGEMENT CORP.,
                                        as Guarantor


                                    By__________________________________
                                      Name:
                                      Title:

                                    VALUJET CORPORATE
                                        PARTNERS, L.P., as Guarantor


                                    By__________________________________
                                      Name:
                                      Title:

                                    VALUJET RESERVATION
                                        PARTNERS, L.P., as Guarantor


                                    By__________________________________
                                      Name:
                                      Title:


                                    VALUJET INVESTMENT CORP.,
                                        as Guarantor


                                    By__________________________________
                                      Name:
                                      Title:


                                    VALUJET CAPITAL CORP.,
                                        as Guarantor


                                    By__________________________________
                                      Name:
                                      Title:


                                    VALUJET I, LTD., as Guarantor


                                    By__________________________________
                                      Name:
                                      Title:

                                    VALUJET II, LTD., as Guarantor


                                    By__________________________________
                                      Name:
                                      Title:


                                    THE BANK OF NEW YORK, Trustee


                                    By__________________________________
                                      Name:
                                      Title:



                                    THE BANK OF NEW YORK,
                                        Collateral Trustee


                                    By__________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT A


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. [FORM OF PRIVATE PLACEMENT LEGEND] THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL, OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A "QUALIFIED INSTITUTIONAL BUYER" TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IF ANY PROPOSED TRANSFER IS BEING MADE IN ACCORDANCE WITH (2)(D), (E) OR (F) ABOVE, THE HOLDER ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY TO CONFIRM THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.]/*/

____________________________________
/*/  To be inserted in the case of a Global Note.

                            VALUJET AIRLINES, INC.

                      10 1/2% Senior Secured Note due 2001

                                                   U.S. $______________
No. _______                                             CUSIP No.______

          VALUJET AIRLINES, INC., a Nevada corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ____________________ Dollars on April 15, 2001, at the office or agency of the Company referred to below, and to pay interest thereon on October 15, 1997 and semi-annually thereafter, on April 15 and October 15 in each year, from August 13, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 1/2% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          The due and punctual payment of (and premium, if any) and interest on this Note payable by the Company is irrevocably and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Guarantors.

          The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of August 13, 1997 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers named therein. In the event that either (a) an Exchange Offer Registration Statement or a Shelf Registration Statement with respect to the Notes (as such terms are defined in the Registration Rights Agreement) is not filed with the Commission on or prior to the 60th day following the date of the original issuance of the Notes, (b) such Exchange Offer Registration Statement has not been declared effective on or prior to the 150th day following the date of the original issuance of the Notes, (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or, if required, such Shelf Registration Statement is not declared effective on or prior to the 180th day following the date of the original issuance of the Notes or (d) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in clauses (a) through (d) above, a "Registration Default") then the per annum interest rate borne by this Note shall be increased by one-half of one percent per annum for the first 90-day period following the Registration Default. The per annum interest rate borne by this Note will increase by an additional one-half of one percent per annum for each subsequent 90-day period following such Registration Default to a maximum of one and one-half percent per annum until such Registration Default has been cured. Upon (w) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (a) above, (x) the effectiveness of the Exchange Offer Registration Statement after the 150-day period described in clause (b) above or (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 180-day period described in clause (c) above, or (z) the cure of any Registration Default described in clause (d) above, the interest rate borne by the Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate set forth above if the Company is otherwise in compliance with this paragraph; provided, however, that, if after such reduction in interest rate, a different event specified in clause (a), (b), (c) or (d) above occurs, the interest rate may again be increased and thereafter reduced pursuant to the foregoing provisions.

          Payment of the principal of (and premium, if any, on) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or
(ii) by wire transfer to an account maintained by the payee located in the United States, provided that appropriate written wire instructions have been provided prior to the relevant record date.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee or the Authenticating Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                    VALUJET AIRLINES, INC.


                                    By___________________________________
                                       Name:
                                       Title:


                                    VALUJET, INC., as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:


                                    VALUJET MANAGEMENT CORP.,
                                       as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:

                                    VALUJET CORPORATE
                                       PARTNERS, L.P., as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:


                                    VALUJET RESERVATION
                                       PARTNERS, L.P., as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:


                                    VALUJET INVESTMENT CORP.,
                                       as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:


                                    VALUJET CAPITAL CORP.,
                                       as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:

                                    VALUJET I, LTD., as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:


                                    VALUJET II, LTD., as Guarantor


                                    By___________________________________
                                      Name:
                                      Title:


Attest:


_______________________
Authorized Officer



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                    THE BANK OF NEW YORK,
                                       Trustee


                                    By:__________________________________
                                       Authorized Signatory

_______________________
Dated:

                               [Reverse of Note]

          This Note is one of a duly authorized issue of securities of the Company designated as its 10 1/2% Senior Secured Notes due 2001 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $80,000,000, which may be issued under an indenture (the "Indenture") dated as of August 13, 1997, among the Company, each of the Guarantors party thereto and The Bank of New York, as trustee and collateral trustee (the "Trustee" and the "Collateral Trustee," respectively, which terms include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          On or before each payment date, the Company shall deliver or cause to be delivered to the Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date.

          Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase on the Purchase Date all outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to an offer to purchase will receive an offer from the Company pursuant to the Indenture prior to any related Purchase Date.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Notes at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. Additionally, the Indenture permits, without notice to or consent of any Holder, the amendment thereof (a) to evidence the succession of another person to the Company as obligor under the Indenture and the Notes, (b) to add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Company by the Indenture, (c) to add Events of Default for the benefit of the Holders of Notes, (d) to secure the Notes pursuant to the provisions described in Section 1012 or 801 of the Indenture or otherwise, (e) to provide for the acceptance of appointment by a successor Trustee, (f) to cure any ambiguity, defect or inconsistency in the Indenture; provided such action does not adversely affect the interests of Holders of Notes in any material respect, or (g) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes; provided that such action shall not adversely affect the interests of the Holders of Notes in any material respect.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection therewith.

          Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            FORM OF TRANSFER NOTICE


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

_______________________________________________________________________________

_______________________________________________________________________________
please print or typewrite name and address including zip code of assignee

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


          In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date, the undersigned confirms, without utilizing any general solicitation or general advertising, that:

                                   Check One
                                   ---------

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 312 of the Indenture shall have been satisfied.

Date: ____________________NOTICE:  ____________________________________________
                                   The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:______________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_____________          NOTICE:___________________________________________
                              To be executed by an executive officer.

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note purchased by the Company pursuant to
Section 1007 of the Indenture, check the Box:  [   ].

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 1007 of the Indenture, state the amount (in original principal amount) below:


                     $_____________________.


Date:______________________________________

Your Signature:____________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:/*//*/_________________



______________________
/*//*/ Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").

                                                                      SCHEDULE I


                              PERMITTED COUNTRIES
                              -------------------

Argentina                                    Mauritius
Aruba                                        Mexico
Australia                                    Morocco
Austria                                      Netherlands
Bahamas                                      New Zealand
Bangladesh                                   Norway
Belgium                                      Oman
Bermuda                                      Pakistan
Brazil                                       Paraguay
Canada                                       Philippines
Chile                                        Portugal
C.I.S.                                       Saudia Arabia
Croatia                                      Seychelles
Denmark                                      South Africa
Dutch Antilles                               Spain
Ecuador                                      Sweden
Egypt                                        Switzerland
El Salvador                                  Taiwan
Estonia                                      Thailand
Finland                                      Trinidad & Tobago
France                                       Tunisia
Germany                                      Turkey
Greece                                       United Kingdom
Grenada                                      United States
Guatemala                                    Uraguay
Hungary                                      Venezuela
Iceland                                      Yugoslavia
Indonesia                                    Zimbabwe
Israel
Italy
Jamaica
Japan
Jordan
Kenya
Kuwait
Luxembourg
Malaysia
Mauritania